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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION MATERNITY CORPORATION
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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456 North Fifth Street
Philadelphia, Pennsylvania 19123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 23, 2009

To the Stockholders of Destination Maternity Corporation:

        The Annual Meeting of Stockholders of Destination Maternity Corporation (formerly known as Mothers Work, Inc.), a Delaware corporation (the "Company"), will be held at 9:15 a.m. Eastern Standard Time, on January 23, 2009 at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103, for the following purposes:

  1.
  To elect three directors of the Company;

  2.
  To approve an amendment to the Company's 2005 Equity Incentive Plan, as amended and restated, which would authorize the Company to grant an additional 200,000 shares of common stock in respect of awards under the Plan, with 100,000 of such additional shares of common stock issuable in respect of awards of restricted stock or restricted stock units;

  3.
  To ratify the action of the Audit Committee of the Board of Directors in appointing KPMG LLP ("KPMG") as independent registered public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2009; and

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Only holders of the Company's common stock at the close of business on Monday, December 8, 2008 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

  IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOCKERS TO BE HELD ON JANUARY 23, 2009:

  The Notice of Annual Meeting, Proxy Statement and Annual Report are available at http://materials.proxyvote.com/25065D.

By Order of the Board of Directors
Edward M. Krell Chief Executive Officer

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

December 16, 2008

 PROXY STATEMENT

456 North Fifth Street
Philadelphia, Pennsylvania 19123

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON

January 23, 2009

        This proxy statement, which is first being mailed to stockholders on approximately December 16, 2008, is furnished in connection with the solicitation by the Board of Directors of Destination Maternity Corporation (formerly known as Mothers Work, Inc.) (the "Company") of proxies to be used at the 2009 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at 9:15 a.m., Eastern Standard Time, on January 23, 2009 at 3000 Two Logan Square, 18th & Arch Streets, Philadelphia, Pennsylvania 19103, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares of the Company's common stock (the "Common Stock") represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of the Common Stock represented thereby will be voted for the election of the nominees for director named below, for approval of the amendment to the Company's 2005 Equity Incentive Plan, as amended and restated, for the ratification of the appointment of KPMG LLP as independent registered public accountants and in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting. All references herein to the Company's fiscal years refer to the fiscal year ended on September 30 in the year mentioned. For example, the Company's fiscal year 2008 ended on September 30, 2008.

VOTING

        Holders of record of Common Stock on Monday, December 8, 2008 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 6,082,305 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of each of the nominees for director and on any other matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast and votes may be cast in favor of or withheld from each director nominee. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect thereon.

        Abstentions and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors will have the same effect as votes against the proposal, because, in the case of all other proposals approval requires a vote in favor of the proposal by a majority of the shares entitled to vote present at the Annual Meeting in person or represented by proxy. A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficial owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions. Broker non-votes are not considered to be shares "entitled to vote" (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

        The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or facsimile and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

CORPORATE GOVERNANCE

Committees and Meetings of
the Board of Directors

        During fiscal year 2008, the Board of Directors held five meetings that were called and held in person and twelve meetings that were called and held telephonically. Each incumbent director, with the exception of Edward M. Krell, who was not a director during fiscal year 2008, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

        The Company expects all of its directors to attend the annual meetings of stockholders. All of the directors attended last year's annual meeting of stockholders.

        The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        During fiscal year 2008, the Audit Committee, which currently consists of Mr. Hitchner, Chairman, Ms. Kavanagh and Mr. Schwartz, held eight meetings, all of which were called and held in person. Each member of the Audit Committee is considered to be an "independent director" under Nasdaq rules and the rules of the Securities and Exchange Commission ("SEC"). The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent registered public accountants. The Board of Directors adopted an Audit Committee Charter which was revised in November 2008 (a copy of which is posted on the Company's corporate website).

        The Board of Directors has determined that the Audit Committee does not have an "audit committee financial expert" as that term is defined in the SEC's rules and regulations. However, the Board of Directors believes that each of the members of the Audit Committee has demonstrated that he or she is capable of analyzing and evaluating the Company's financial statements and understanding internal controls and procedures for financial reporting. Because the Board of Directors believes that the current members of the Audit Committee are qualified to carry out all of the duties and responsibilities of the Company's Audit Committee, the Board of Directors does not believe that it is necessary at this time to actively search for an outside person to serve on the Board of Directors who would qualify as an audit committee financial expert.

        During fiscal year 2008, the Compensation Committee, which currently consists of Mr. Goldblum, Chairman, Mr. Ajdler, Ms. Kavanagh and Mr. Schlessinger, held eight meetings, of which six were held telephonically as scheduled. In August 2008, Mr. Schwartz resigned from the Compensation Committee and Ms. Kavanagh was appointed to the Compensation Committee in his place in November 2008. Each member of the Compensation Committee is considered to be an "independent director" under Nasdaq rules and the rules of the SEC. The Compensation Committee considers recommendations of the Company's management regarding compensation, bonuses and fringe benefits of the executive officers of the Company, and determines whether the recommendations of management are consistent with general policies, practices, and compensation scales established by the Board of Directors. In addition, the Compensation Committee administers the Company's equity-based compensation plans. The Compensation Committee also reviews, and discusses with the Company's management, the Compensation Discussion and Analysis ("CD&A") to be included in the Company's annual proxy statement, as applicable, and determines whether to recommend to the Board that the CD&A be included in the proxy statement. The Board of Directors adopted a Compensation Committee Charter which was revised in November 2008 (a copy of which is posted on the Company's corporate website).

        In November 2008, the Nominating and Corporate Governance Committee recommended to the full Board the re-election of each of Mr. Arnaud Ajdler, Ms. Anne T. Kavanagh and Mr. William A. Schwartz, Jr., for an additional three-year term as a director of the Company. The Nominating and Corporate Governance Committee held five meetings, of which four were held telephonically as scheduled, in fiscal year 2008. The current members of the Nominating and Corporate Governance Committee are Mr. Hitchner, Chairman, Mr. Goldblum, Ms. Kavanagh and Mr. Schlessinger. Each member of the Nominating and Corporate Governance Committee is considered to be an "independent director" under Nasdaq rules and the rules of the SEC. The Nominating and Corporate Governance Committee functions include establishing the criteria for selecting candidates for nomination to the Board of Directors, actively seeking candidates who meet those criteria, and making recommendations to the Board of Directors of nominees to fill vacancies on, or as additions to, the Board of Directors. The Nominating and Corporate Governance Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Company and its stockholders. Director nominees should have high-leadership business experience, knowledge about issues affecting the Company and the ability and willingness to apply sound and independent business judgment. The Nominating and Corporate Governance Committee applies the same criteria to nominees recommended by stockholders. Such recommendations should be submitted in writing to the attention of the Nominating and Corporate Governance Committee, c/o Destination Maternity Corporation, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123, and should not include self-nominations. The Board of Directors adopted a Nominating and Corporate Governance Committee Charter which was revised in November 2008 (a copy of which is posted on the Company's corporate website).

Corporate Governance Principles

        We have adopted Corporate Governance Principles that provide a structure within which directors and management can effectively pursue the Company's objectives for the benefit of its stockholders. Our Corporate Governance Principles are available at www.DestinationMaternityCorp.com (follow the Investor Relations and Corporate Governance Principles links) or to our stockholders by writing to our Secretary at the following address: Destination Maternity Corporation, Attention: General Counsel and Secretary, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics is designed to promote the highest standards of business conduct in our relationships with each other and with our customers, suppliers and others. The Code of Business Conduct and Ethics contains basic principles to guide directors, officers and employees of Destination Maternity Corporation. Our Code of Business Conduct and Ethics is available at www.DestinationMaternityCorp.com (follow the Investor Relations and Code of Business Conduct and

Ethics links) or to our stockholders by writing to our Secretary at the following address: Destination Maternity Corporation, Attention: General Counsel and Secretary, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

Nominations of Directors by Stockholders

        The Bylaws of the Company provide procedures pursuant to which a stockholder may nominate individuals for election to the Board of Directors at meetings of stockholders. The procedures are summarized below:

  •
  A stockholder who proposes to nominate an individual for election to the Board of Directors must deliver a written notice to the Secretary of the Company which includes: (i) a complete description of the proposed nominees' qualifications, experience and background, and any and all other information that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder; (ii) a description of all relationships between the proposed nominee and such stockholder and any agreements or understandings between such stockholders and the proposed nominee regarding the nomination; (iii) a description of all relationships between the proposed nominee and any of the Company's competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Company; (iv) a statement signed by the proposed nominee in which he or she consents to being named in the proxy statement as a nominee and to serving as a director if elected; (v) the name and address of the stockholder giving the notice, as it appears on the Company's books; (vi) the name and address of the beneficial owner, if any, on whose behalf the nomination is being made; (vii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner and the time period for which such shares have been held; (viii) a representation that such stockholder and beneficial owner intend to appear in person or by proxy at the meeting; and (ix) a representation that such stockholder and such beneficial owner intend to continue to hold the reported shares through the date of the meeting. If a recommendation is submitted by a group of two or more stockholders, the information regarding the recommending stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and any beneficial owners. The stockholder's written notice should be sent to the attention of the Secretary, c/o Destination Maternity Corporation, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

  •
  In order for a stockholder's nomination to be considered at any annual meeting of the stockholders, the notice must be delivered not later than the 60th day or earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the 90th day prior to the annual meeting and not later than, the later of, the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company.

Compensation of Directors

        Directors who are also our employees receive no additional compensation for serving as a director or as a member of any Committee of the Board of Directors. Our current arrangements for non-employee directors (other than Mr. Matthias) are as follows:

        The Company pays each non-employee director a retainer of $6,250 per quarter. Upon conclusion of the annual meeting of stockholders each year, the Company grants each non-employee director 2,000 shares of restricted stock pursuant to the Company's 2005 Equity Incentive Plan that will vest one year from the date of grant, subject to acceleration in the event of the non-employee director's death or disability or upon a change in control of the Company.

        Each non-employee director is compensated for his or her service at each meeting of our Board of Directors at a rate of $1,500 for Board meetings scheduled to be held in person and attended by such non-employee director. Non-employee directors are not compensated for attendance at Board or Committee meetings scheduled to be held telephonically. Additionally, the Chairman of each of the Audit Committee and the Compensation Committee is paid a quarterly retainer at the rates reflected in the below table, and each non-employee director who is a member of a Committee is compensated for his or her services at each meeting of a Committee scheduled to be held in person and attended by such non-employee director, at the following rates:

Committee / Position	Quarterly Retainer	Meeting Fee
Audit Committee
Chair	$2,500	$1,500
Member	n/a	$1,500
Compensation Committee
Chair	$1,250	$1,000
Member	n/a	$1,000
Nominating and Corporate Governance Committee
Member	n/a	$1,000

        In fiscal year 2008, the Company, at the direction of the Board, made a special payment of $2,500 to Mr. Hitchner for his service as Chairman of the Nominating and Corporate Governance Committee. Additionally, during fiscal 2008, Mr. Goldblum was paid $1,000, Mr. Hitchner was paid $1,000, Ms. Kavanagh was paid $8,500, and Mr. Schlessinger was paid $1,000, for special services rendered at the direction of the Board.

        Board members are also reimbursed for their reasonable travel expenses incurred to attend meetings of our Board or Committees of the Board on which they serve.

        In fiscal year 2008 our non-employee directors received the following compensation:

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Total ($)
Arnaud Ajdler	18,374	15,006	33,380
Joseph A. Goldblum	41,500	24,805	66,305
Elam M. Hitchner, III	56,500	24,805	81,305
Anne T. Kavanagh	51,500	30,202	81,702
David Schlessinger	36,500	24,805	61,305
William A. Schwartz, Jr.	46,500	24,805	71,305

    (1)
    Upon conclusion of the Annual Meeting of Stockholders on January 22, 2008, the Company granted each non-employee director (with the exception of Mr. Ajdler, who joined the Board in March 2008) 2,000 shares of restricted Common Stock pursuant to the Company's 2005 Equity Incentive Plan (the "Plan") which such awards fully vest one year from the date of grant. On March 11, 2008, Mr. Ajdler was granted 1,738 shares of restricted stock pursuant to the Plan, and Ms. Kavanagh was granted 625 shares pursuant to the Plan, which such awards each fully vest one year from the date of grant. In Mr. Ajdler's case, the grant represented his annual award, pro-rated to reflect his mid-year appointment to the Board. Ms. Kavanagh's 625 share award was granted in recognition of her partial year of service in

      2006, which was not previously recognized. The amounts in the column under "Stock Awards" reflect the expense recognized for financial reporting purposes by the Company in relation to such grants for fiscal year 2008. In accordance with FAS 123(R), this expense is attributable to awards granted both during and prior to the applicable fiscal year.

        In connection with his retirement from the role of Chief Executive Office, Mr. Matthias entered into a Transition Agreement with us to reflect his new role as the non-executive Chairman of the Board and as an advisor to management. The Transition Agreement is for a term of four years commencing October 1, 2008 and contemplates that Mr. Matthias will assist Mr. Krell in his transition to the position of CEO and otherwise make himself available to management to assist with strategic planning, corporate development and other matters. In consideration of his advisory and board services and in lieu of all other fees or equity awards for his service as a director, the Company agreed to pay Mr. Matthias an annual retainer of $200,000 and continue certain insurance and fringe benefit coverage during the term of the Transition Agreement. In the event of a change in control of the Company or Mr. Matthias' death while in service to the Company, the unpaid portion of the retainer that would otherwise be payable during the remainder of the term of the Transition Agreement will be accelerated and paid to Mr. Matthias in a single-lump sum.

Stockholder Communications

        Pursuant to the policy of the Board of Directors, all communications directed to the Board of Directors will be delivered to the Board. Stockholders may contact the Board of Directors by writing to them c/o Destination Maternity Corporation, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee is currently, or has been at any time since the Company's incorporation, an officer or employee of the Company. No interlocking relationship exists between any member of the Company's Board of Directors or compensation committee of any other company.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of November 30, 2008, except as otherwise noted, with respect to the beneficial ownership of shares of the Common Stock by each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, by each director or nominee for director, by each of the current named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power.

	Common Stock
Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership		Percent of Class
Dan W. Matthias and Rebecca C. Matthias	341,420	(b)	5.3%
Edward M. Krell	118,592	(c)	1.9%
Lisa Hendrickson	13,994	(d)	*
Judd P. Tirnauer	11,954	(e)	*
Arnaud Ajdler	3,738	(f)	*
Joseph A. Goldblum	129,549	(g)	2.1%
Elam M. Hitchner, III	26,000	(h)	*
Anne T. Kavanagh	6,625	(i)	*
David Schlessinger	9,000	(j)	*
William A. Schwartz, Jr.	23,000	(k)	*
Stadium Capital Management, LLC 19785 Village Office Court Suite 101 Bend, OR 97702	777,452	(l)	12.8%
Crescendo Partners II, L.P. 825 Third Avenue 40th Floor New York, NY 10022	694,219	(m)	11.4%
Mill Road Capital, L.P. Two Sound View Drive Suite 300 Greenwich, CT 06830	679,813	(n)	11.2%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	623,604	(o)	10.3%
MFP Investors LLC. 667 Madison Avenue, 25th Floor New York, NY 10065	420,000	(p)	6.9%
Renaissance Technologies Corp. 800 Third Avenue New York, NY 10022	380,500	(q)	6.3%
MVP Distribution Partners 201 King of Prussia Road Suite 240 Radnor, PA 19087	374,645	(r)	6.2%
All directors and officers as a group (11 persons)	683,872	(s)	10.5%

*
Less than 1% of the outstanding Common Stock or less than 1% of the voting power.

(a)
Except as otherwise indicated, the address of each person named in the table is: c/o Destination Maternity Corporation, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

(b)
Includes 150,475 shares and 150,475 shares, respectively, purchasable upon exercise of stock options by Mr. and Ms. Matthias (or a total of 300,950 shares). Also includes 17,048 shares of restricted stock (all of which are vested) which were granted to each of Mr. and Ms. Matthias on November 22, 2006 (or a total of 34,096 of which all are vested). The original November 22, 2006 grant was for 20,000 shares and vests in two equal annual installments on the first and second anniversaries of the date of grant. Each of Mr. and Ms. Matthias turned in 2,952 shares of restricted stock to settle the minimum required tax withholding obligations arising from the November 22, 2007 vesting of 10,000 of the shares of restricted stock. Except for the shares of restricted stock and shares purchasable upon exercise of stock options, Dan and Rebecca Matthias are husband and wife and beneficially own the shares indicated jointly.

(c)
Includes 20,000 shares of restricted stock (8,000 of which are vested) granted to Mr. Krell on November 22, 2006, 15,000 shares of restricted stock (5,000 of which are vested) which were granted to Mr. Krell on May 15, 2007, and 73,000 shares purchasable upon exercise of stock options by Mr. Krell. The shares of restricted stock granted on November 22, 2006 vest in five equal annual installments on each of the first through fifth anniversaries of the date of grant, and the shares of restricted stock granted on May 15, 2007 vest in three equal annual installments on each of the first through third anniversaries of the date of grant.

(d)
Includes 750 shares of restricted stock (300 of which are vested) granted to Ms. Hendrickson on November 22, 2006, 1,000 shares of restricted stock (200 of which are vested) which were granted to Ms. Hendrickson on November 21, 2007, 5,000 shares of restricted stock (none of which are vested) which were granted to Ms. Hendrickson on January 24, 2008, and 4,300 shares purchasable upon exercise of stock options by Ms. Hendrickson. The restricted stock grants each vest in five equal annual installments on each of the first through fifth anniversaries of the date of grant.

(e)
Includes 1,000 shares of restricted stock (400 of which are vested) granted to Mr. Tirnauer on November 22, 2006, 1,000 shares of restricted stock (200 of which are vested) which were granted to Mr. Tirnauer on November 21, 2007, 5,000 shares of restricted stock (none of which are vested) which were granted to Mr. Tirnauer on July 23, 2008, and 3,200 shares purchasable upon exercise of stock options by Mr. Tirnauer. The restricted stock grants each vest in five equal annual installments on each of the first through fifth anniversaries of the date of grant.

(f)
Consists of 1,738 shares of restricted stock granted on March 11, 2008 and 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting, subject to Mr. Ajdler's re-election as a director. The shares of restricted stock vest on the first anniversary of the applicable date of grant. Mr. Ajdler is a Managing Director of Crescendo Partners, a holder of 694,219 shares. Mr. Ajdler disclaims beneficial ownership of the shares owned by Crescendo Partners.

(g)
Includes 43,010 shares owned by G-II Family Partnership L.P. Mr. Goldblum is general partner of G-II Family Partnership L.P. and may be deemed to be a beneficial owner of such shares. Also includes 24,000 shares purchasable upon exercise of stock options, 2,000 shares of restricted stock granted on January 19, 2007, 2,000 shares of restricted stock granted on January 22, 2008, 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting, 12,200 shares held as custodian or in trust for members of Mr. Goldblum's family, and 495 shares owned by his wife. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(h)
Consists of 20,000 shares purchasable upon exercise of stock options, 2,000 shares of restricted stock granted on January 19, 2007, 2,000 shares of restricted stock granted on January 22, 2008, and 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(i)
Consists of 2,000 shares of restricted stock granted on January 19, 2007, 2,000 shares of restricted stock granted on January 22, 2008, 625 shares of restricted stock granted on March 11, 2008, and 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting, subject to Ms. Kavanagh's re-election as a director. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(j)
Consists of 3,000 shares purchasable upon exercise of stock options, 2,000 shares of restricted stock granted on January 19, 2007, 2,000 shares of restricted stock granted on January 22, 2008, and 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(k)
Consists of 4,000 shares held jointly by Mr. Schwartz with his wife, 13,000 shares purchasable upon exercise of stock options, 2,000 shares of restricted stock granted on January 19, 2007, 2,000 shares of restricted stock granted on January 22, 2008, and 2,000 shares of restricted stock expected to be granted upon completion of the Annual Meeting, subject to Mr. Schwartz's re-election as a director. The shares of restricted stock vest on the first anniversary of the applicable date of grant.

(l)
Information is based on the Schedule 13G/A filed with the Securities and Exchange Commission on September 27, 2007. According to that filing, each of Stadium Capital Management, LLC ("SCM"), Alexander M. Seaver ("Seaver"), Bradley R. Kent ("Kent"), and Stadium Capital Partners, L.P. ("SCP") own the aggregate number of shares specified on the above table. SCM, Mr. Seaver, and Mr. Kent each share dispositive power over 777,452 of the shares and SCP shares dispositive power over 641,099 of the shares. Also according to that filing, (i) SCM is an investment adviser whose clients, including SCP, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock held, (ii) Mr. Seaver and Mr. Kent are the Managing Members of SCM, which is the general partner of SCP, and (iii) SCP filed the statement jointly with the other filers, but not as a member of a group and expressly disclaimed membership in a group.

(m)
Information is based on the Form 4 filed jointly by Crescendo Partners II, L.P., Series K ("Crescendo Partners II"), Crescendo Investments II, LLC, ("Crescendo Investments II"), Crescendo Partners III, L.P., ("Crescendo Partners III"), Crescendo Investments III, LLC, ("Crescendo Investments III") and Eric Rosenfeld (collectively the "Crescendo Parties") with the Securities and Exchange Commission on November 24, 2008. According to that filing, Crescendo Investments II is the general partner of Crescendo Partners II, Crescendo Investments III is the general partner of Crescendo Partners III and the managing member of each of Crescendo Investments II and Crescendo Investments III is Eric Rosenfeld. According to that filing, Crescendo Partners II owns 609,596 shares and Crescendo Partners III owns 84,623 shares. Each of the Crescendo Parties disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest. Mr. Ajdler is a Managing Director of Crescendo Partners. Mr. Ajdler disclaims beneficial ownership of the shares owned by Crescendo Partners.

(n)
Information is based on the Form 4 filed with the Securities and Exchange Commission on October 7, 2008. According to that filing, the shares are held by Mill Road Capital, L.P. (the "Fund"). Also according to that filing, Mill Road Capital GP LLC (the "GP") is the sole general partner of the Fund, and Thomas Lynch, Charles Goldman and Scott Scharfman are the Management Committee Directors of the GP. Each of the Fund, the GP, Mr. Lynch, Mr. Goldman, and Mr. Scharfman disclaims beneficial ownership of the shares except to the extent of his or its pecuniary interest therein, if any.

(o)
Information is based on the Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2008. According to that filing, Wells Fargo & Company, an investment advisor, filed on its own behalf and on behalf of the following subsidiaries, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, and Wells Fargo Bank, National Association. Also according to that filing, aggregate beneficial ownership reported by Wells Fargo & Company was on a consolidated basis and includes any beneficial ownership separately reported by a subsidiary. Each of Wells Fargo & Company and Wells Capital Management Incorporated hold sole dispositive power over all of the shares.

(p)
Information is based on the Schedule 13G filed with the Securities and Exchange Commission on June 11, 2008. According to that filing, MFP Investors LLC ("MFP"), as the investment advisor to several clients, is deemed to own 420,000 shares. Also according to that filing, MFP Partners, L.P. (a client of MFP) has the shared power to vote 327,300 shares.

(q)
Information is based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2008. According to that filing, Renaissance Technologies LLC ("RTC") beneficially owns all of the shares specified on the above table and Dr. James H. Simons beneficially owns the shares beneficially owned by RTC because of Dr. Simons' position as control person of RTC. Also according to that filing, certain funds and accounts managed by RTC have the right to receive dividends and proceeds from the sale of the shares and RIEF Trading LLC holds of record more than 5% of such shares. Each of RTC and Dr. Simons hold sole dispositive power over all of the shares.

(r)
Information is based on the Schedule 13D/A filed with the Securities and Exchange Commission on June 19, 2006. According to that filing, Robert Brown, a general partner of MVP Distribution Partners and its affiliates, including Meridian Venture Partners, beneficially owns 83,942 shares of the Company's Common Stock, which are not included in the above table. Robert Brown, in his capacity as sole trustee and beneficiary of Venture Investment Management, Inc. Pension Plan, also beneficially owns 19,400 shares of the Company's Company Stock, which are not included in the above table. In addition, Robert Brown's spouse, individually, beneficially owns 31,264 shares of the Company's Common Stock, which are not included in the above table.

(s)
Includes the following number of shares purchasable upon exercise of stock options owned (or which may be deemed to be owned) by the following persons: Dan W. Matthias—150,475, Rebecca C. Matthias—150,475, Edward Krell—73,000, Lisa Hendrickson—4,300, Judd Tirnauer—3,200, Joseph A. Goldblum—24,000, Elam M. Hitchner, III—20,000, David Schlessinger—3,000, and William A. Schwartz, Jr.—13,000. Also, includes the following number of shares of restricted stock owned (or which may be deemed to be owned) by the following persons: Dan W. Matthias—17,048, Rebecca C. Matthias—17,048, Edward Krell—35,000, Lisa Hendrickson—6,750, Judd Tirnauer—7,000, Arnaud Ajdler—3,738, Joseph A. Goldblum—6,000, Elam M. Hitchner, III—6,000, Anne T. Kavanagh—6,625, David Schlessinger—6,000, and William A. Schwartz, Jr.—6,000.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the SEC initial reports of ownership (on Form 3) and reports of changes in ownership of the Common Stock and other equity securities of the Company (on Forms 4 and 5). Reporting Persons are additionally required to furnish the Company with copies of all Section 16(a) reports they file.

        To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, all Section 16(a) reports for the fiscal year ended September 30, 2008 were timely filed.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee of our Board of Directors (the "Committee") has developed and implemented compensation policies, plans and programs that seek to enhance our profitability, and thus stockholder value, by aligning the financial interests of our senior management with those of our stockholders. Our compensation arrangements are designed to attract and retain corporate officers and other key employees and to motivate them to perform to the full extent of their abilities, in the best long-term interests of our stockholders.

Composition of Committee

        The Committee currently consists of Joseph A. Goldblum, Chairman, Arnaud Ajdler, Anne T. Kavanagh and David Schlessinger. None of these individuals has ever been an officer or employee of the Company. Each member of the Committee is considered to be an "independent director" under Nasdaq rules and the rules of SEC. The Report of the Compensation Committee is set forth below after this "Compensation Discussion & Analysis" section.

        The Committee meets at least once annually regarding compensation decisions. In the 2008 fiscal year the Committee met eight times.

Significant Actions Taken

        The Committee took action with respect to the following items either during or since the end of the 2008 fiscal year.

        1)    Approval of a Letter Agreement, Employment Agreement and Restricted Stock Award for Lisa Hendrickson in connection with her promotion to the role of Chief Merchandising Officer;

        2)    Approval of an Employment Agreement, Restricted Stock Award and Restricted Covenant Agreement for Judd P. Tirnauer in connection with his promotion to the role of Senior Vice President & Chief Financial Officer;

        3)    Approval of a Transition Agreement for Dan W. Matthias in connection with his retirement;

        4)    Approval of an Amendment to the Second Amended and Restated Employment Agreement for Edward M. Krell in connection with his promotion to the role of Chief Executive Officer; and

        5)    Approval of annual salary increases upon conclusion of the 2008 fiscal year for Rebecca C. Matthias and Lisa Hendrickson.

In addition to a discussion of our compensation philosophy in general, the following discussion highlights these specific decisions.

Total Compensation and Allocation Between Compensation Elements

        Both the total amount of compensation paid to our named executive officers and the portion of total compensation represented by each element of compensation have been determined by the Committee with reference to the individual capabilities, contributions and strategic importance of each executive officer. The Committee members apply their independent judgment and experience in making these subjective determinations.

        Other significant factors that may be considered by the Committee include the executive's experience and expertise, the pay levels for peers within the Company, the pay levels in the marketplace for similar positions and our performance as a whole. In evaluating these considerations, the Committee may from time to time seek the input of an independent compensation consultant (although no consultant was used during the 2008 fiscal year).

Benchmarking

        As noted above, one reason the Committee may retain an independent consultant is to evaluate compensation decisions in the context of similar decisions made by other companies in our industry. In that case, we look to the consultant to help us identify these "peer" companies. The Hay Group identified the following companies as our "peers" in the 2007 fiscal year:

Aeropostale, Inc.	dELiA's Inc.
BEBE	Dress Barn, Inc.
Cache	Guess, Inc.
Casual Male Retail Group, Inc.	Gymboree
Cato Corporation	J. Crew Group, Inc.
Charlotte Russe Holding, Inc.	Jos. A. Bank Clothiers, Inc.
Chico's FAS	New York & Co., Inc.
Christopher & Banks Corp.	Tween Brands
Coldwater Creek, Inc.	United Retail Group, Inc.
DEB Shops, Inc.	Wet Seal, Inc.

The Committee continues to believe that these companies represent an appropriate peer group (excluding those companies that are no longer publicly held) and from time to time will examine publicly disclosed pay practices of these companies when evaluating proposed changes in the compensation of our officers.

Participation of Management in the Compensation Process

        Mr. and Ms. Matthias (and, to a lesser extent, Mr. Krell) were each consulted regularly by the Committee in the 2008 fiscal year with respect to compensation decisions regarding, and the individual performance of, named executive officers other than themselves. While their collective input in such matters is afforded great weight, the ultimate decision on all named executive officer compensation matters was made only by the Committee or the Board. The individual performances of Mr. and Ms. Matthias were evaluated by the Committee and the Board, without input from any manager.

        Prospectively, Mr. Krell and Ms. Matthias will be consulted by the Committee with respect to compensation decisions regarding, and the individual performance of, named executive officers other than themselves. As in the 2008 fiscal year, the ultimate decision on all named executive officer compensation matters will be made only by the Committee or the Board and the individual performance of Mr. Krell will be evaluated by the Committee and the Board, without input from any manager.

        At the request of the Committee, management assembles and distributes to the Committee, in advance of its meeting or meetings, such information requested by the Committee to assist the Committee in its compensation decisions. Such information may include corporate financial data, historical compensation data (for us or members of our peer group) and information regarding the accounting, tax or legal consequences of proposed compensation arrangements, as prepared by internal personnel or external advisors.

Effect of Historical Contractual Arrangements

        The Committee's compensation decisions are made in light of our current and foreseeable future circumstances and with an eye toward conformity with perceived "best practices." However, the Committee's approach to compensation is also influenced by our existing contractual commitments to named executive officers, some of which originated many years ago. When appropriate and practicable, the Committee will negotiate with named executive officers to update such "legacy" commitments to reflect changed circumstances or evolving commercial practices. For example, the removal of the "single trigger" Change in Control benefit (discussed below) from Mr. Krell's Employment Agreement was motivated by the Committee's desire to reflect current commercial practices in that area.

Elements of Compensation

        The principal elements of our named executive officers' compensation are: (1) base salary, (2) annual cash bonuses, (3) equity-based incentives, (4) severance and change in control benefits, and (5) in the case of Ms. Matthias only, supplemental retirement benefits.

         Base Salary:    The base salary of each named executive officer constitutes compensation for discharging such named executive officer's job responsibilities and is intended to achieve comparability with the base salaries of senior executives at similar companies holding comparable positions, taking into account such factors as the individual executive's experience, tenure and alternative employment opportunities.

        Individual salary adjustments also take into account individual performance contributions for the year, as well as sustained performance contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance contributions is subjective and is not intended to correlate to specific corporate performance measures.

        The Committee's decisions regarding 2007, 2008 and 2009 fiscal year salary increases are reflected below:

Executive Officer	Fiscal Year 2007 Base Salary Rate		Fiscal Year 2008 Base Salary Rate		Fiscal Year 2009 Base Salary Rate
Edward M. Krell—Chief Executive Officer	$525,000	(1)	$530,998		$650,000	(2)
Rebecca C. Matthias—President and Chief Creative Officer	$531,803		$542,439		$571,731
Lisa Hendrickson—Chief Merchandising Officer	N/A		$425,000	(3)	$433,768
Judd P. Tirnauer—Senior Vice President & Chief Financial Officer	N/A		$325,000	(4)	$325,000
Dan W. Matthias—Former Chief Executive Officer	$531,803		$542,439	(5)	N/A

(1)
Prior to his promotion on May 15, 2007 to Chief Operating Officer & Chief Financial Officer, Mr. Krell's base salary rate for FY 2007 was $437,750. The amount shown reflects his base salary rate following that promotion.

(2)
Mr. Krell was appointed Chief Executive Officer effective on October 1, 2008 and the amount shown above reflects his base salary rate following that promotion.

(3)
Ms. Hendrickson was appointed Chief Merchandising Officer on January 24, 2008 and the amount shown above reflects her base salary rate following that promotion. Ms. Hendrickson was not an executive officer of the Company prior to that promotion.

(4)
Mr. Tirnauer was appointed Senior Vice President & Chief Financial Officer on July 23, 2008 and the amount shown above reflects his base salary rate following that promotion. Mr. Tirnauer was not an executive officer of the Company prior to that promotion.

(5)
Mr. Matthias retired as Chief Executive Officer effective September 30, 2008.

        With respect to Ms. Matthias, we are contractually obligated to increase her base salary by a minimum amount to reflect annual increases in the cost of living, as measured by the federal government. We were similarly obligated under Mr. Matthias' employment agreement prior to his retirement. Mr. and Ms. Matthias' 2008 fiscal year increase was 2%. Ms. Matthias' 2009 fiscal year increase was 5.4%, reflecting a larger change in the cost of living during the immediately preceding period.

        Mr. Krell's base salary increase for the 2008 fiscal year was approximately 1% to reflect changes in the cost of living (prorated since the date of his last salary increase). The increase in Mr. Krell's base salary for the 2009 fiscal year reflects his promotion to the role of Chief Executive Officer and the associated increase in his authority and responsibility.

        Ms. Hendrickson's base salary increase for the 2009 fiscal year is approximately 2% and was intended to approximate changes in the cost of living since the date of her last salary increase.

        In light of his recent promotion, no salary increase is expected for Mr. Tirnauer for the 2009 fiscal year.

         Annual Bonus:    We pay annual bonuses in cash based on our achievement of corporate performance goals established by the Committee, with input from senior management. The target amount for each executive's annual bonus is expressed as a percentage of the executive's base salary. The percentage is based primarily on the executive's level of responsibility (and, therefore, his or her ability to influence our business results). For each named executive officer, the target percentages were established contractually in their respective Employment Agreements (or, in the case of Ms. Hendrickson, in her Letter Agreement). As illustrated below in the table entitled "Grants of Plan-Based Awards" under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards," each executive's actual bonus payment may be lower or higher than the target amount, based on actual corporate performance relative to the specified goals.

        The Committee has utilized this same annual bonus approach for several years, although the arrangement was only recently codified as our "Management Incentive Program." The terms of the Management Incentive Program are described in greater detail in the Proxy Statement for our January 19, 2007 annual meeting of stockholders.

        For the 2007 and 2008 fiscal years, the Committee selected "Adjusted EBITDA" as the relevant performance metric for annual bonus purposes because it believes that continued profitability will be the key driver to increase stockholder value. For this purpose "Adjusted EBITDA" represents earnings before interest, taxes, depreciation and amortization, adjusted to exclude: (i) loss on impairment of tangible or intangible assets; (ii) gain or loss on disposal of assets; and (iii) stock-based compensation expense.

        The Committee established $60,386,000 as the target level of Adjusted EBITDA for the 2007 fiscal year (an amount representing approximately 117% of actual Adjusted EBITDA for the 2006 fiscal year) and $40,134,000 as the target level of Adjusted EBITDA for the 2008 fiscal year (an amount representing approximately 104% of actual Adjusted EBITDA for the 2007 fiscal year). Based on our actual Adjusted EBITDA, no annual bonuses were paid to named executive officers with respect to the 2007 or 2008 fiscal years.

        Beginning with the 2009 fiscal year, Mr. Krell's annual bonus opportunity increased from 0 – 150% of base salary (with a bonus of 75% of base salary at target levels of performance) to 0 – 200% of base salary (with a bonus of 100% of base salary at target levels of performance). The Committee approved this increased bonus opportunity in light of Mr. Krell's promotion to the role of Chief Executive Officer and the attendant increase in his responsibilities and ability to influence corporate performance.

        In addition to maintaining an annual bonus program with payments tied to the achievement of pre-established corporate performance goals, the Committee may also authorize the payment of additional cash bonuses on a discretionary basis, to reward extraordinary corporate and/or individual accomplishments or to accomplish specific recruitment or retention objectives. No such discretionary payments were made to named executive officers during, or with respect to, the 2007 or 2008 fiscal years.

         Equity-Based Incentives:    The Committee first implemented the use of restricted stock in the 2006 fiscal year, in light of changes in accounting standards governing equity-based compensation, the evolution in the equity compensation practices of several of our peers and the Committee's desire to reduce the usage of shares reserved for issuance under the Company's 2005 Equity Incentive Plan. For those same reasons, restricted stock continues to be the Committee's predominant form of equity-based compensation.

        The Committee makes equity incentive awards annually. Annual equity awards are generally issued after the completion of the applicable fiscal year and, once issued, are retained only if specified service-based vesting requirements are also satisfied, subject to accelerated vesting in certain circumstances. The Committee believes the service-based vesting condition encourages management retention and the use of stock as the form of payment rewards the creation of only sustained stockholder value.

        As required by their respective Employment Agreements, grants to Mr. and Ms. Matthias are based on the achievement of specified performance goals in the preceding year. Such goals are established by the Committee, with input from senior management. While the Committee's equity incentive approach with respect to Mr. and Ms. Matthias reinforces the same immediate corporate financial performance objective emphasized by our annual cash bonus program, as stated above the Committee believes a service-based vesting condition is important to encourage management retention and to reward only sustained stockholder value. As such, as with the awards described above as to other executive officers, the grants to Mr. and Ms. Matthias are retained only if specified service-based vesting requirements are also satisfied, subject to accelerated vesting in certain circumstances.

        For the 2007 and 2008 fiscal years, only Mr. and Ms. Matthias had equity award targets and ranges specifically linked to corporate performance goals (the same performance goals relevant for purposes of annual cash bonuses in those years, as described above). Those target award sizes were established contractually in each executive's Employment Agreement, in an arm's length negotiation between the executives and the Committee.

        Other named executive officers did not have equity award targets or ranges specified in advance of the 2007 or 2008 fiscal years. For the 2007 fiscal year, Mr. Krell (the only named executive officer in addition to Mr. and Ms. Matthias in 2007) did not receive an equity award because he had previously received an equity grant upon his promotion to Chief Operating Officer during the 2007 fiscal year. Similarly, Mr. Krell is not expected to receive an annual equity award with respect to the 2008 fiscal year, in light of the equity award he received in connection with his promotion to the role of Chief Executive Officer. On November 19, 2008, the Committee authorized a grant of 1,000 shares of restricted stock and stock options with respect to 2,000 shares, each with 5 year vesting, to each of Mr. Tirnauer and Ms. Hendrickson based on the Committee's subjective evaluation of Mr. Tirnauer's and Ms. Hendrickson's recent performance.

        In future fiscal years, equity award targets and ranges for Mr. Krell or other named executive officers may be specified in advance if necessary to maximize the deductibility of those awards or if the Committee determines that such an approach will better encourage executive performance.

        Just as described above with respect to discretionary cash bonuses, the Committee may from time to time issue special equity awards on a discretionary basis, in recognition of extraordinary corporate or individual achievements or to accomplish specific recruitment or retention objectives. The following such awards were made in the 2008 fiscal year to named executive officers:

  •
  In January 2008, Ms. Hendrickson was granted 5,000 shares of restricted stock in recognition of her promotion to the role of Chief Merchandising Officer. Similarly, in July 2008, Mr. Tirnauer was granted 5,000 shares of restricted stock in recognition of his promotion to the role of Chief Financial Officer.

  •
  In connection with his promotion to the role of CEO in October 2008, Mr. Krell was granted stock options with respect to 200,000 shares. The entire award was subject to conventional service-based vesting over five years, subject to acceleration in certain cases. In addition, half of the award was subject to the additional vesting requirement that our stock achieve a particular price target over a sustained period. Details of these awards, as well as the other awards described above, are shown below in the table entitled "Grants of Plan-Based Awards."

        The Committee's partial use of stock options rather than restricted stock for Mr. Krell's grant was based on several factors. First, only a limited number of shares then remained available under the Company's 2005 Equity Incentive Plan for purposes of restricted stock awards (see Proposal 2, which proposes an increase both to the aggregate number of shares available for issuance under the plan as well as to the number of shares specifically available for restricted stock awards). Second, in light of current market conditions, the Committee believed that the grant of an option presented greater incentive than would otherwise exist in a restricted stock grant of similar fair value. Performance vesting conditions were imposed on half this award to ensure that Mr. Krell would realize a substantial economic benefit from the options only in the event of substantial and sustained increases in stockholder value.

        The Committee's use of stock options for the November grants to Mr. Tirnauer and Ms. Hendrickson were also driven by the factors specified above. In the future, the Committee may employ an approach of issuing a mix of both restricted stock awards and stock options to the Company's senior management team in an effort to strike a balance between the inherent value of a restricted stock award and the incentive advantages of a stock option award.

         Severance and Change in Control Benefits:    The specific terms of our severance and change in control arrangements are discussed below under the heading "Potential Payments Upon Termination or Change in Control."

        The Committee has noted the prevalence of severance and change in control arrangements among our peer companies and believes that such arrangements, when properly tailored, are appropriate and necessary. Specifically, the Committee has concluded that such commitments are required to retain the continued service of Mr. Krell, Ms. Matthias and Mr. Tirnauer and, in the case of any potential change in control, to enable those executives to evaluate objectively the benefits to our stockholders of the transaction, notwithstanding its potential effects on their own job security.

        The Committee also believes that reasonable severance and change in control benefits (1) should be established with reference to an executive's position and current cash compensation opportunities, not with reference to his or her tenure, (2) should provide the employer with notice and an opportunity to cure any alleged good reason basis for resignation, (3) should be conditioned upon execution of a release of claims against the employer and its affiliates, and (4) should be conditioned on the executive's commitment not to compete for a reasonable period following any cessation of his or her employment.

        Consistent with these principles, the following changes were made to the severance and change in control arrangements of our named executive officers:

         Edward M. Krell:    As noted above, upon his promotion to the role of Chief Executive Officer, Mr. Krell's Employment Agreement was amended to reflect his added duties and responsibilities and the changes to his base salary and annual cash bonus opportunity, as described above. The amendment eliminated the provisions in Mr. Krell's Employment Agreement that permitted him to collect severance benefits in the event he were to resign for any reason during the 18 month period immediately following a change in control. This change is intended to encourage Mr. Krell's continued commitment to the Company under the widest range of circumstances.

         Judd P. Tirnauer:    As noted above, upon his promotion to the role of Chief Financial Officer during the 2008 fiscal year, Mr. Tirnauer entered into an Employment Agreement with the Company to reflect his added duties and responsibilities. Upon termination without cause or a resignation with good reason, Mr. Tirnauer will be entitled to the following severance benefits: (a) payment of a pro-rata annual bonus for the year of termination; (b) monthly severance payments equal to one-twelfth of Mr. Tirnauer's base salary for a period of 12 months; and (c) waiver of the applicable premium other payable for COBRA continuation coverage for Mr. Tirnauer for a period equal to 12 months. However, if the termination without cause or resignation with good reason occurs within one year after a change in control, the duration of the severance benefits referenced in (b) and (c) above will be increased from 12 to 18 months. Any payment of the above-described severance benefits would be conditioned on the executive's execution of a release of claims against the Company and its affiliates. The Employment Agreement also memorializes Mr. Tirnauer's commitment not to compete with the Company for 24 months following any cessation of his employment.

         Supplemental Retirement Benefits:    As discussed above, during the 2007 fiscal year, the Committee approved Supplemental Retirement Agreements with each of Mr. and Ms. Matthias. A more detailed description of these arrangements can be found below, under the heading "Pension Benefits for Fiscal Year 2008." The Supplemental Retirement Agreements are designed both to reward past service and to encourage future service. One-third of the benefits under the arrangements immediately vested in recognition of Mr. and Ms. Matthias' 25 years of service to us. To become fully vested in her benefits, Ms. Matthias will need to complete at least three years of additional service. The vesting of Ms. Matthias' benefits does not accelerate automatically upon a change in control, but rather only if her employment is terminated by us without cause or if she resigns with good reason following such a transaction.

        As discussed below under the heading of "Pension Benefits for Fiscal Year 2008," upon his retirement from the role of Chief Executive Officer during the 2008 fiscal year, Mr. Matthias entered into a Transition Agreement with the Company to reflect his new role as Non-Executive Chairman of the Board and as an advisor to the Company. The Transition Agreement amended his Supplemental Retirement Agreement (i) to provide for full vesting of the benefits payable to Mr. Matthias, (ii) to increase the total amount payable under the Supplemental Retirement Agreement to approximately 10% more than the amount that would have been payable on September 30, 2012 (the date benefits under the Supplemental Retirement Agreement otherwise would have vested), and (iii) to provide for payments over four years (in lieu of payment in an immediate lump sum).

        These changes to the Supplemental Retirement Agreement were made (a) to reduce the immediate cash requirements that would otherwise have applied under the original payment terms of the Supplemental Retirement Agreement, (b) to encourage Mr. Matthias' continued commitment to a smooth transition of leadership, (c) to secure Mr. Matthias' continued availability as a strategic advisor to us, (d) to secure a general release from Mr. Matthias (including his acknowledgement that, except as otherwise provided in the Transition Agreement, we have satisfied fully all our compensation obligations to him under his Employment Agreement and otherwise), and (e) in consideration for Mr. Matthias' acknowledgement and agreement that his non-competition commitment to us will extend until the second anniversary of the cessation of his service on the Board.

Tax and Accounting Considerations Affecting Executive Compensation

        The compensation paid to our executives is generally subject to taxation at ordinary rates and no particular attempt is made to alter that result. We do, however, attempt to structure our arrangements so that our executives are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), although our efforts in this regard have not materially affected the terms of our compensation arrangements.

        We endeavor to design our equity incentive awards conventionally, so that they are accounted for under standards governing equity-based arrangements and, more specifically, so that they are afforded fixed treatment under those standards.

        In the 2007 fiscal year, we altered certain of our named executives' severance and change in control arrangements to reduce the likelihood that our tax deductions with respect to those arrangements will be limited by golden parachute rules of Section 280G of the Internal Revenue Code.

        As evidenced by the adoption of our Management Incentive Program in the 2006 fiscal year and the 2007 fiscal year amendment of the Company's 2005 Equity Incentive Plan, we generally attempt to structure our compensation arrangements to permit full tax deductibility within the limits of Section 162(m) of the Internal Revenue Code. However, the Committee reserves the right to approve compensation that is not fully deductible.

 REPORTS OF COMMITTEES OF THE BOARD OF DIRECTORS

Report of the Compensation Committee

        We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report for filing with the SEC on Form 10-K for the year ended September 30, 2008.

The Compensation Committee
Joseph A. Goldblum, Chairman Arnaud Ajdler Anne T. Kavanagh David Schlessinger

Report of the Audit Committee

        The Audit Committee of the Board of Directors has:

  •
  Reviewed and discussed the Company's audited consolidated financial statements for fiscal year 2008 with management;

  •
  Discussed with the Company's independent registered public accountants matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, in connection with the audit of the Company's consolidated financial statements for fiscal year 2008; and

  •
  Received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee regarding independence, and has discussed with the independent registered public accountants its independence.

        In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC for the fiscal year ended September 30, 2008.

The Audit Committee
Elam M. Hitchner, III, Chairman Anne T. Kavanagh William A. Schwartz, Jr.

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information about all compensation earned during our fiscal year ended September 30, 2008 by the individuals who served as our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive officers (collectively referred to as the "named executive officers"):

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($) (2)	All Other Compensation ($)		Total ($)
Edward M. Krell— Chief Executive Officer (previously Chief Operating Officer & Chief Financial Officer)	2008 2007	530,998 470,972	(3) (5)	— —		377,900 239,175	184,524 196,527	— —	— —	23,895 21,209	(4) (4)	1,117,317 924,118
Rebecca C. Matthias— President and Chief Creative Officer	2008 2007	542,439 531,803		— —		408,803 408,803	48,825 48,825	— —	639,461 1,644,005	6,733 9,218	(6) (6)	1,646,261 2,642,654
Lisa Hendrickson— Chief Merchandising Officer	2008 2007	390,865 N/A	(7)	25,000 N/A	(8)	20,383 N/A	20,454 N/A	— N/A	— N/A	— N/A		456,702 N/A
Judd P. Tirnauer— Senior Vice President & Chief Financial Officer	2008 2007	255,692 N/A	(9)	— N/A		15,157 N/A	11,273 N/A	— N/A	— N/A	— N/A		282,122 N/A
Dan W. Matthias— Former Chief Executive Officer	2008 2007	542,439 531,803		— —		408,803 408,803	48,825 48,825	— —	2,286,195 1,313,105	7,063 10,162	(6) (6)	3,293,325 2,312,698

(1)
The amounts in the columns under "Stock Awards" and "Option Awards" reflect the expense recognized for financial reporting purposes for each respective fiscal year. In accordance with FAS 123(R), this expense is attributable to awards granted both during and prior to the applicable fiscal year.

(2)
The values shown under the heading "Change in Pension Value" reflects the change in present value of the accumulated benefits for each applicable fiscal year for each of Dan and Rebecca Matthias under their respective Supplemental Retirement Agreements. The amounts related to the change in pension values in the "Summary Compensation Table" contained in the Proxy Statement for the Annual Meeting of Stockholders held on January 22, 2008 (the "2008 Proxy") reflected the expense recognized for financial reporting purposes in the 2007 fiscal year related to the benefit accrued for each of Dan and Rebecca Matthias under their respective Supplemental Retirement Agreements. The values presented in the above table for fiscal year 2007 were contained in the "Pension Benefits" table contained in the 2008 Proxy.

(3)
Mr. Krell was appointed Chief Executive Officer and his base salary rate was increased to $650,000, in each case effective as of October 1, 2008.

(4)
The values shown for Mr. Krell under the heading "All Other Compensation" represent amounts paid by the Company for Mr. Krell's automobile lease payments (limited to the portion estimated to represent personal use of such automobile), life insurance premiums and disability insurance premiums.

(5)
Prior to his promotion to Chief Operating Officer & Chief Financial Officer on May 15, 2007, Mr. Krell's base salary rate for the 2007 fiscal year was $437,750. After his promotion and for the balance of the 2007 fiscal year, his base salary rate was $525,000.

(6)
The values shown for each of Dan and Rebecca Matthias under the heading "All Other Compensation" represent amounts paid by the Company for each executive's automobile lease payments (limited to the portion estimated to represent personal use of such automobile), tax return preparation fees, life insurance premiums and, for Mr. Matthias, certain club membership dues.

(7)
Ms. Hendrickson was appointed Chief Merchandising Officer on January 24, 2008. After her promotion and for the balance of the 2008 fiscal year, her base salary rate was $425,000. Ms. Hendrickson was not an executive officer of the Company prior to that promotion.

(8)
In connection with her promotion, Ms. Hendrickson was guaranteed a minimum bonus of $25,000 for the 2008 fiscal year.

(9)
Mr. Tirnauer was appointed Senior Vice President & Chief Financial Officer on July 23, 2008. After his promotion and for the balance of the 2008 fiscal year, his base salary rate was $325,000. Mr. Tirnauer was not an executive officer of the Company prior to that promotion.

Grants of Plan-Based Awards

        The following table sets forth information regarding grants of plan-based awards to each of our named executive officers during our fiscal year ended September 30, 2008.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
									All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Shares Underlying Options (#) (4)
												Grant Date Fair Value of Stock and Option Awards (5)
											Exercise Price of Option Awards ($ / Sh)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward M. Krell	12/26/2007 9/29/2008 9/29/2008		79,650 — —	398,249 — —	796,497 — —	— — —	— — —	— — —	— — —	— 100,000 100,000	— 13.74 13.74	— 796,980 702,800
Rebecca C. Matthias	12/26/2007		109,888	542,439	1,084,878	3,000	15,000	20,000	—	—	—	—
Lisa Hendrickson	12/26/2007 11/21/2007 1/24/2008	(6)	42,500 — —	212,500 — —	425,000 — —	— —	— —	— —	— 1,000 5,000	— — —	— — —	— 16,330 75,250
Judd P. Tirnauer	12/26/2007 11/21/2007 7/23/2008	(7)	32,500 — —	162,500 — —	325,000 — —	— — —	— — —	— — —	— 1,000 5,000	— — —	— — —	— 16,330 60,400
Dan W. Matthias	12/26/2007		109,888	542,439	1,084,878	3,000	15,000	20,000	—	—	—	—

(1)
The amounts in the column under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" represent potential threshold, target and maximum bonuses available to the named executive officers under the Company's Management Incentive Program and, in the case of Mr. Krell, Mr. and Ms. Matthias and Mr. Tirnauer, under each such executive's Employment Agreement. The term "Threshold" means the lowest non-zero amount that could be paid as a bonus under the Company's Management Incentive Program if a bonus is payable for the applicable fiscal year. The threshold is not a minimum bonus. There is no minimum bonus under the Company's Management Incentive Program. If specified performance objectives are not met for the applicable fiscal year, no bonus is payable for that fiscal year pursuant to the Management Incentive Program. In fact, in light of the Company's actual performance for the 2008 fiscal year, there were no payouts under the Management Incentive Program in that fiscal year. Pursuant to her Employment Agreement, Ms. Hendrickson was guaranteed and paid a minimum bonus of $25,000 for fiscal year 2008. This bonus was not a plan-based award.

(2)
The amounts in the columns under "Estimated Future Payouts Under Equity Incentive Plan Awards" represent potential threshold, target and maximum restricted stock awards available to Mr. and Ms. Matthias pursuant to their respective Employment Agreements. The term "Threshold" means the lowest non-zero number of shares of restricted stock that could be issued under each Employment Agreement if the performance criteria as set by the Compensation Committee are met for the applicable fiscal year. The threshold is not a minimum number of shares that are required to be issued. There is no minimum number of shares of restricted stock under the Employment Agreements that are required to be issued. If specified performances objectives are not met for the applicable fiscal year, no shares of restricted stock are issuable for that fiscal year. In fact, in light of the Company's actual performance for the 2008 fiscal year, there were no issuances of restricted stock to Mr. or Ms. Matthias in respect of the 2008 fiscal year performance.

(3)
The amounts in the column under "All Other Stock Awards" represent shares of restricted stock awarded under the Company's 2005 Equity Incentive Plan, each of which vest over time. The vesting schedule is described in the footnotes to the "Outstanding Equity Awards at Fiscal 2008 Year-End" table below.

(4)
The amounts in the column under "All Other Option Awards" represent shares underlying options awarded under the Company's 2005 Equity Incentive Plan, each of which vest over time. The vesting schedule is described in the footnotes to the "Outstanding Equity Awards at Fiscal 2008 Year-End" table below.

(5)
The amounts in the column under "Grant Date Fair Value of Option Awards" represent the fair value of the awards on the date of grant, as computed in accordance with FAS 123(R).

(6)
Ms. Hendrickson's bonus threshold, target and maximum were set as a percentage of base salary in accordance with the terms of the Company's Management Incentive Program. However, Ms. Hendrickson's base salary increased in connection with her January 24, 2008 promotion. See footnote 7 to the "Summary Compensation Table." The amounts shown reflect the adjustment for her base salary after the promotion.

(7)
Mr. Tirnauer's bonus threshold, target and maximum were set as a percentage of base salary in accordance with the terms of the Company's Management Incentive Program. However, Mr. Tirnauer's base salary increased in connection with his July 23, 2008 promotion. See footnote 9 to the "Summary Compensation Table." The amounts shown reflect the adjustment for his base salary after the promotion.

Outstanding Equity Awards at 2008 Fiscal Year-End

        The following table sets forth unexercised stock options, stock that has not yet vested and equity incentive plan awards outstanding as of September 30, 2008, for each of our named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Edward M. Krell (2)	7,000	—	—	10.21	01/17/12	—	—
	40,000	40,000	—	12.86	11/24/14	—	—
	4,000	6,000	—	10.01	11/28/15	—	—
	—	100,000	—	13.74	09/29/18	—	—
	—	—	100,000	13.74	09/29/18	—	—
	—	—	—	—	—	26,000	360,880
Rebecca C. Matthias (3)	25,000	—	—	9.00	11/17/08	—	—
	60,000	—	—	9.50	10/02/10	—	—
	15,000	—	—	7.70	11/15/11	—	—
	11,475	—	—	23.62	11/20/13	—	—
	40,000	—	—	12.86	11/24/14	—	—
	16,000	24,000	—	10.01	11/28/15	—	—
	—	—	—	—	—	10,000	138,800
Lisa Hendrickson (4)	100	—	—	7.70	11/15/11	—	—
	1,000	—	—	37.05	11/20/12	—	—
	400	400	—	12.86	11/24/14	—	—
	400	600	—	10.01	11/28/15	—	—
	2,000	3,000	—	29.24	5/12/16	—	—
	—	—	—	—	—	6,600	91,608
Judd P. Tirnauer (5)	600	1,200	—	12.86	11/24/14	—	—
	1,000	3,000	—	10.01	11/28/15	—	—
	—	—	—	—	—	6,800	94,384
Dan W. Matthias (6)	25,000	—	—	9.00	11/17/08	—	—
	60,000	—	—	9.50	10/02/10	—	—
	15,000	—	—	7.70	11/15/11	—	—
	11,475	—	—	23.62	11/20/13	—	—
	40,000	—	—	12.86	11/24/14	—	—
	16,000	24,000	—	10.01	11/28/15	—	—
	—	—	—	—	—	10,000	138,800

(1)
The market value is based upon the closing price of our Common Stock on September 30, 2008 ($13.88).

(2)
All stock options currently held by Mr. Krell vest in equal annual installments over a five year period. In addition, 100,000 shares underlying the stock options issued on September 29, 2008 (the "Performance Grant") will only be exercisable, subject to acceleration as described below, if prior to the fifth anniversary of the grant date (but no later than the cessation of Mr. Krell's service), the closing price of the Company's common stock shall have exceeded $30.00 for 30 consecutive trading days on the principal national securities exchange on which the Company's common stock is listed or admitted to trading. The 20,000 shares of restricted stock granted to Mr. Krell on November 22, 2006, of which 16,000 remain unvested, vest in equal annual installments over a five year period. The 15,000 shares of restricted stock granted to Mr. Krell on May 15, 2007, of which 10,000 remain unvested, vest in equal annual installments over a three year period. All stock options and restricted stock held by

  Mr. Krell are subject to accelerated vesting upon death, disability, a termination without cause, a resignation for good reason or a change in control. With regard to the Performance Grant, acceleration in the event of a change of control prior to the fifth anniversary of the grant date would occur regardless of whether the stock performance condition was satisfied. However, with respect to the Performance Grant only, acceleration would not occur if the change of control occurred after the fifth anniversary of the grant date, but the stock performance condition was not satisfied by the fifth anniversary of the grant date.

(3)
Except for the $10.01 stock options held by Ms. Matthias, which vest in equal annual installments over a five year period subject to accelerated vesting upon death, disability, a termination without cause, a resignation for good reason or a change in control, each of the stock options currently held by Ms. Matthias were fully vested on the grant date. The 20,000 shares of restricted stock granted to Ms. Matthias on November 22, 2006, of which 10,000 remain unvested, vest in equal annual installments over a two year period subject to accelerated vesting upon death, disability, a termination without cause, a resignation for good reason or a change in control.

(4)
All stock options and shares of restricted stock currently held by Ms. Hendrickson vest in equal annual installments over a five year period. The stock options granted to Ms. Hendrickson are also subject to acceleration upon a change in control. 600 of the 750 shares of restricted stock granted to Ms. Hendrickson on November 22, 2006 remain unvested. All of the 1,000 shares of restricted stock granted to Ms. Hendrickson on November 21, 2007 and the 5,000 shares of restricted stock granted to Ms. Hendrickson on January 24, 2008 remain unvested.

(5)
All stock options and shares of restricted stock currently held by Mr. Tirnauer vest in equal annual installments over a five year period. The stock options granted to Mr. Tirnauer are also subject to acceleration upon a change in control. The restricted stock award on July 23, 2008 is also subject to accelerated vesting upon a change in control. 800 of the 1,000 shares of restricted stock granted to Mr. Tirnauer on November 22, 2006 remain unvested. All of the 1,000 shares of restricted stock granted to Mr. Tirnauer on November 21, 2007 and the 5,000 shares of restricted stock granted to Mr. Tirnauer on July 23, 2008 remain unvested.

(6)
Except for the $10.01 stock options held by Mr. Matthias, which vest in equal annual installments over a five year period subject to accelerated vesting upon death, disability, a termination without cause, a resignation for good reason or a change in control, each of the stock options currently held by Mr. Matthias were fully vested on the grant date. The 20,000 shares of restricted stock granted to Mr. Matthias on November 22, 2006, of which 10,000 remain unvested, vest in equal annual installments over a two year period subject to accelerated vesting upon death, disability, a termination without cause, a resignation for good reason or a change in control.

Option Exercises and Stock Vested during Fiscal Year 2008

        The following table sets forth options exercised by, and stock awards vested to, our named executive officers during our 2008 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward M. Krell	—	—	9,000	135,270
Rebecca C. Matthias	25,000	158,369	10,000	163,300
Lisa Hendrickson	—	—	150	2,450
Judd P. Tirnauer	—	—	200	3,266
Dan W. Matthias	25,000	158,144	10,000	163,300

Pension Benefits for Fiscal Year 2008

        As discussed above, in connection with the amendment and restatement of each of Dan and Rebecca Matthias' Employment Agreements, we entered into Supplemental Retirement Agreements with each executive on March 2, 2007 (the "SERP Agreements"). The purpose of the SERP Agreements is to provide each executive with supplemental pension benefits following their cessation of employment and to encourage each executive to continue their employment with the Company.

        As originally drafted, the amount of the benefit payable under each SERP Agreement is the actuarial present value of a single life annuity equal to 60% of the executive's "deemed final pay," commencing upon cessation of employment. For this purpose, "deemed final pay" means the executive's annual base salary as of March 2, 2007, increased by 3% for each new fiscal year, beginning before October 1, 2012, that occurs before the executive's cessation of employment. The benefit vested 33 1/3% on March 2, 2007. Starting on September 30, 2007 and on each September 30 thereafter until fully vested, the benefit will vest either (i) 15%, if during that entire fiscal year the executive provided continuous full-time service to the Company, or (ii) 7.5%, if during that entire fiscal year the executive provided at least continuous 50% part-time service to the Company (subject to full acceleration if, following a change in control, an executive's employment ceases due to a termination without cause or a resignation with good reason).

        In connection with the creation of the SERP Agreements, we established a grantor trust (also known as a "rabbi trust"), the assets of which will be used to pay benefits under the SERP Agreements if we do not pay those benefits directly (or to satisfy the claims of our general creditors in the event of our bankruptcy or insolvency). The grantor trust is funded periodically, on an actuarial basis, such that the total assets of the trust from time to time will reasonably approximate our then current obligation under the SERP Agreements (provided that, upon a change in control, we have agreed to fully fund the grantor trust, regardless of the extent to which the SERP benefits are then vested). Funding of the rabbi trust is accomplished through either cash contributions or the delivery of letters of credit.

        Ms. Matthias' SERP Agreement continues in effect, as described above. However, Mr. Matthias' SERP Agreement was amended by the Transition Agreement entered into in connection with his retirement (see the "Compensation of Directors," "Compensation Discussion & Analysis" and "Potential Payments Upon Termination or Change in Control" sections for a further discussion of the Transition Agreement). The amendment: (i) caused Mr. Matthias' SERP benefit to become fully vested, (ii) increased the total amount payable to approximately 10% more than the amount that would have been due on September 30, 2012, had Mr. Matthias remained an employee through that date (i.e., the date his SERP benefit was otherwise expected to become fully vested), and (iii) converted the form of payment of the SERP benefit from a lump sum to the following series of installments:

Payment Date	Payment Amount
April 1, 2009	$960,000
July 1, 2009	$600,000
January 1, 2010	$300,000
April 1, 2010	$300,000
July 1, 2010	$300,000
October 1, 2010	$300,000
January 1, 2011	$150,000
April 1, 2011	$150,000
July 1, 2011	$150,000
October 1, 2011	$150,000
January 1, 2012	$150,000
April 1, 2012	$150,000
July 1, 2012	$150,000
October 1, 2012	$150,000

        In the event that Mr. Matthias dies or a change in control occurs before all the foregoing installments have been paid, the unpaid installments will then be accelerated and paid in an immediate lump sum.

        The following table sets forth pension or other benefits providing for payment at, following, or in connection with, retirement, granted or accrued to our named executive officers during our 2008 fiscal year:

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)		Payments During Last Fiscal Year ($) (4)
Dan W. Matthias	SERP Agreement	N/A	3,599,300	(3)	—
Rebecca C. Matthias	SERP Agreement	2	2,283,466		—

(1)
This number reflects Ms. Matthias' years of service since the SERP Agreement was adopted and is relevant in determining the vested status of her SERP benefit. Mr. Matthias' SERP benefit became fully vested in connection with his retirement and his years of service with the Company do not impact the calculation of his SERP benefit. That said, Mr. and Mrs. Matthias have each been in service with us for more than 25 years and the SERP Agreements were adopted in recognition of this past service.

(2)
The values in this column represent the present value of our vested obligation under each of the SERP Agreements as recognized for financial reporting purposes for fiscal year 2008. Assumptions used in the calculation of these amounts are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008.

(3)
In the absence of the amendment of Mr. Matthias' SERP Agreement, this amount would have been $1,823,858.

(4)
Although we did not make any benefit payments under either SERP Agreement in fiscal year 2008, we contributed a letter of credit to the rabbi trust maintained in connection with the SERP Agreements in the amount of $3,885,258 ($1,765,820, in respect of obligations arising under Mr. Matthias' SERP Agreement, and $2,119,438, in respect of obligations arising under Ms. Matthias' SERP Agreement). After the completion of fiscal year 2008, we further increased the amount of the letter of credit held in the rabbi trust by $2,893,849 ($2,194,180 to reflect the amendment of Mr. Matthias' SERP Agreement, as described above, and $699,669 to reflect increased obligations under Ms. Matthias' SERP Agreement as of October 1, 2008).

Potential Payments upon Termination or Change in Control

        We have entered into agreements with each of our current named executive officers that provide payments and benefits to the executive in the event of his or her termination of employment under various circumstances, including a change of control. The following tables reflect the amount of compensation payable to each of our current named executive officers upon these various events. The amounts shown assume that such termination was effective as of September 30, 2008, the last day of our fiscal year, and thus includes termination-related amounts earned through such time. The amounts are calculated using various assumptions and are therefore only estimates of the amounts that could become payable to our current named executive officers. The actual amounts to be paid out can only be determined at the time of an actual termination or change in control.

         General Amounts Due Upon Termination.    Generally, upon a termination of employment for any reason, each current named executive officer is entitled to receive the payment of certain accrued obligations, including the following (none of which are included on the trigger event tables presented below for each named executive officer):

  •
  annual base salary through the date of termination, to the extent not paid;

  •
  any annual bonus earned but not previously paid with respect to a year ended prior to the date of termination;

  •
  any accrued, but unused, vacation pay;

  •
  any unreimbursed business expenses; and

  •
  the vested portion of the named executive officer's supplemental retirement benefit (applicable only as to Mr. and Ms. Matthias).

Rebecca C. Matthias

         Termination without Cause or Resignation for Good Reason.    Upon a termination of employment by us without "cause" or resignation for "good reason," the executive will be entitled to the following payments and/or benefits:

  •
  a cash lump sum payment in an amount equal to (A) three times(1) (i) the executive's annual base salary as in effect on the date of the termination, plus (ii) the target annual bonus payable to the executive for the year in which the termination occurs and (B) any accrued but unpaid vacation pay (the "Severance Payment");

  •
  a pro-rata portion of any annual bonus that would have been paid for the year of termination based on actual corporate and/or individual performance for that year;

  •
  a pro-rata portion of the restricted stock or restricted stock units that otherwise would have been earned by the executive for the fiscal year of termination, based on actual corporate and/or individual performance for that fiscal year;

  •
  continued provision of the following benefits for a period of 36 months(1) following termination: (1) automobile allowance including applicable insurance coverage, (2) coverage under a supplemental life insurance policy with a death benefit of $1,000,000, (3) payment or reimbursement of the executive's reasonable costs of tax accounting and tax return preparation services, and (4) certain business publications and subscriptions;

  •
  (A) continued coverage under our group health plan until the earlier of (1) Medicare eligibility, or (2) eligibility for coverage under another employer's group health plan, and (B) following Medicare eligibility and until death, payment or reimbursement of the executive's Medicare Part B and Part D premiums and the costs of a Medicare supplement policy reasonably selected by the executive (or, if a Medicare supplement policy cannot reasonably be obtained, continued access to coverage under our group health plan);

(1)
For purposes of any Severance Payment that becomes payable to Ms. Matthias on or after October 1, 2009, (A) the phrase "three times" in the first bullet will be replaced with "two times," and (B) the phrase 36 months in the fourth bullet will be replaced with "24 months".

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested;

  •
  payment for full outplacement services to an agency selected by the executive, based on customary fees charged by nationally rated firms engaged in such services;

  •
  provision, for a reasonable period of time following termination, of office space and secretarial support to assist the executive in searching for and obtaining a new position; and

  •
  at the executive's written election within 30 days following termination of employment, repurchase by the Company of all vested stock options at a price equal to the closing price of our Common Stock on the date of such election less the exercise price of such options.

         Death.    In the event that Ms. Matthias' employment is terminated due to her death, the executive's executors, legal representatives or administrators will be entitled to the following payments and/or benefits:

  •
  the Severance Payment;

  •
  a pro-rata portion of any annual bonus that would have been paid for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested.

         Disability.    In the event that Ms. Matthias' employment is terminated due to her disability, the executive will be entitled to the payments and/or benefits described below:

  •
  monthly supplemental disability payments equal to one-sixth (1/6) of the executive's annual base salary as of the date of termination for a period of 30 months following the termination;

  •
  for a period of 30 months following the termination, (A) waiver of the applicable premium otherwise payable for COBRA continuation coverage for the executive (and, to the extent covered immediately prior to the date of the executive's termination of employment, her spouse and dependents), plus (B) following expiration of COBRA coverage, reimbursement, on an after-tax basis, for premiums paid for health coverage providing benefits substantially similar to those provided by us to our employees;

  •
  continued provision of the following benefits for a period of 30 months following termination: (1) automobile allowance including applicable insurance coverage, (2) coverage under a supplemental life insurance policy with a death benefit of $1,000,000, (3) payment or reimbursement of the executive's reasonable costs of tax accounting and tax return preparation services, and (4) business publications and subscriptions;

  •
  a pro-rata portion of any annual bonus that would have been paid for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested.

        Amounts payable to the executive in the event of a termination due to the disability of the executive will be reduced by (1) any disability or life insurance benefits payable to the executive, with respect to the same period, under any of our funded disability or death benefit plans, policies or arrangements or under the Social Security Act, and (2) by any amounts earned by the executive for the performance of personal services during the same period.

         Resignation Without Good Reason.    In the event the executive resigns her employment without "good reason," the executive will be entitled to the following:

  •
  in lieu of continuation coverage under COBRA, (A) continued coverage under our group health plan until the earlier of (1) Medicare eligibility, or (2) eligibility for coverage under another employer's group health plan, and (B) following Medicare eligibility and until death, payment or reimbursement of the executive's Medicare Part B and Part D premiums and the costs of a Medicare supplement policy reasonably selected by the executive (or, if a Medicare supplement policy cannot reasonably be obtained, continued access to coverage under our group health plan). However, if Ms. Matthias resigns without "good reason" prior to October 1, 2009, then she would be required to pay the monthly applicable premium to the Company for the coverage provided under both (A) and (B) above; and

  •
  a pro-rata portion of any annual bonus that would have been paid for the year of termination based on actual corporate and/or individual performance for that year.

         Termination for Cause.    In the event the executive's employment is terminated for "cause," the executive will be entitled to payment of all accrued and unpaid base salary and other benefits and perquisites as of the date of termination.

         Resignation Following a Change in Control.    In the event Ms. Matthias elects to terminate her employment more than six months following a change in control, she will be entitled to receive the same benefits described above under "Termination Without Cause or Resignation for Good Reason." In addition, Ms. Matthias would then be entitled to the following:

  •
  if it is determined that any payment by us to or for the benefit of the executive would be a so-called "excess parachute payment" and, therefore, result in the imposition on the executive of an excise tax under Section 4999 of the Code, the executive shall receive a payment sufficient to place the executive in the same after tax position as if no excise tax had been applicable ("parachute gross-up payment"), provided that the parachute gross-up payment will only be payable if the total of all payments by us to or for the benefit of the executive, inclusive of such parachute gross-up payment, (on an after tax basis to the executive) will be at least 20% more than the largest amount that could be payable to the executive (on an after tax basis to the executive) without causing the application of the excise tax described above. However, if the executive resigns her employment without good reason within six months following a change in control, payments by us to or for the benefit of the executive shall be limited to the largest amount that could be payable to the executive without causing the application of the excise tax described above.

        Ms. Matthias is bound by certain non-competition and non-solicitation covenants which extend for a period of 2 years following termination of employment. In order to receive any severance or termination payments or benefits described above, the executive is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

         Cause.    Ms. Matthias' employment may be terminated by us for "cause" upon the occurrence of any of the following: (i) the executive's material breach of any of her material obligations with respect to the confidentiality or non-compete provisions of her Employment Agreement; or (ii) other conduct of the executive involving any type of material disloyalty to the Company or willful misconduct with respect to the Company, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of her employment or conviction of a felony.

         Good Reason.    Ms. Matthias may terminate her employment for "good reason" upon the occurrence of any of the following without her prior consent: (i) a material, adverse change in title, authority or duties (including the assignment of duties materially inconsistent with the executive's position); (ii) a reduction in base salary or bonus opportunity; or (iii) a requirement that the executive relocate her current place of residence. The foregoing events or conditions will only constitute "good reason" if the executive provides us with written objection to the event or condition giving rise to such breach within 90 days following the occurrence thereof and, if we do not reverse or otherwise cure the event or condition within 15 days of receiving that written objection, the executive then resigns her employment within 30 days following the expiration of that cure period.

         Disability.    Under Ms. Matthias' Employment Agreement, "disability" is defined as the executive's inability, after any reasonable accommodation required by law, to perform her duties and responsibilities by reason of illness, injury or incapacity for more than six (6) consecutive months.

         Change in Control.    The "change in control" provisions of the executive's Employment Agreements will be triggered upon the first to occur of any of the following:

  •
  the sale, transfer, assignment or other disposition (including by merger or consolidation) by our stockholders, in one transaction or a series of related transactions, of more than 35% of the voting power represented by our then outstanding stock to one or more persons, other than any such sales, transfers, assignments or other dispositions by such stockholders to their respective affiliates;

  •
  the sale of all or substantially all of our assets to any other person in any sale or series of related sales; or

  •
  any person becoming a beneficial owner of 35% or more of the votes entitled to be cast at an election of our directors.

        Assuming one of the following events occurred on September 30, 2008, Ms. Matthias' payments and benefits have an estimated value of:

	Severance Payment ($)		Supplemental Retirement Benefit Enhancement ($) (1)	Payment of Pro-Rata Annual Bonus ($)		Health Benefit Continuation ($)		Other ($)		Pro-Rata Grant of 2007 Performance Shares ($)		Value of Options Subject to Acceleration ($) (2)	Value of Restricted Stock Subject to Acceleration ($) (3)	Parachute Gross-up Payment ($)		Total ($)
For Cause	—		—	—		—		—		—		—	—	—		0
Voluntary Resignation (without Good Reason)	—		—	0	(5)	—		—		—		—	—	—		0
Death	3,254,634	(4)	—	0	(5)	—		—		—		92,880	138,800	—		3,486,314
Disability	2,576,585	(6)	—	0	(5)	32,928	(7)	64,435	(8)	—		92,880	138,800	—		2,905,628
Without Cause or for Good Reason	3,254,634	(4)	—	0	(5)	112,555	(9)	157,321	(10)	0	(11)	92,880	138,800	—		3,756,190
Voluntary Resignation more than six months after a Change in Control (without Good Reason) (12)	3,254,634	(4)	—	0	(5)	112,555	(9)	157,321	(10)	0	(11)	92,880	138,800	0	(13)	3,756,190
Without Cause or for Good Reason after a Change in Control	3,254,634	(4)	1,584,577	0	(5)	112,555	(9)	157,321	(10)	0	(11)	92,880	138,800	0	(13)	5,340,767
Change in Control (without termination)	—		—	—		—		—		—		92,880	138,800	0	(13)	231,680

(1)
This amount represents the difference between the lump sum payable to Ms. Matthias upon a termination in the ordinary course and the enhanced lump sum payable to her by virtue of the event described.

(2)
This amount represents the value of otherwise unvested stock options to purchase an aggregate of 24,000 shares of Common Stock, based on the difference between the exercise price of the options and $13.88, the closing price of our Common Stock on September 30, 2008. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

(3)
This amount represents the value of 10,000 shares of otherwise unvested Common Stock, based on $13.88, the closing price of our Common Stock on September 30, 2008.

(4)
This amount is equal to three times the sum of (i) Ms. Matthias' annual base salary as of September 30, 2008, and (ii) the target annual bonus payable to Ms. Matthias for the 2008 fiscal year.

(5)
No bonus was earned as the performance objectives for the 2008 fiscal year were not achieved. See the "Grants of Plan Based Awards" table above for the potential threshold, target and maximum bonuses that were available to Ms. Matthias in the 2008 fiscal year.

(6)
This amount represents the estimated present value of 30 months of supplemental disability payments equal to one-sixth of Ms. Matthias' annual base salary, including the value of any benefit payable during that 30-month period under our long-term disability plan. The aggregate benefit payable under our long-term disability plan for the 30-month period would be $120,000.

(7)
This amount represents premium payments for 30 months of health coverage.

(8)
This amount represents the value of the following benefits: (i) use of an automobile and automobile insurance coverage for 30 months, with an estimated aggregate value of $54,547, (ii) 30 months of premiums payable for coverage under a $1,000,000 supplemental life insurance policy, with an estimated aggregate value of $3,225, (iii) payment or reimbursement of the executive's reasonable costs of tax accounting and tax return preparation services for 30 months, with an estimated aggregate value of $4,413, and (iv) 30 months of business publications delivery, with an estimated aggregate value of $2,250.

(9)
This amount represents the present value of our healthcare continuation commitment, as estimated for financial statement reporting purposes for our 2008 fiscal year.

(10)
This amount represents the value of the following benefits: (i) use of an automobile and automobile insurance coverage for 36 months, with an estimated aggregate value of $65,456, (ii) 36 months of premiums payable for coverage under a $1,000,000 supplemental life insurance policy, with an estimated aggregate value of $3,870, (iii) payment or reimbursement of the executive's reasonable costs of tax accounting and tax return preparation services for 36 months, with an estimated aggregate value of $5,295, (iv) 36 months of business publications delivery, with an estimated aggregate value of $2,700, and (v) outplacement services, and use of, for a reasonable period of time following termination, office space and secretarial support to assist Ms. Matthias in attaining new employment, with an estimated aggregate value of $80,000 (for one year of services).

(11)
These grants were not earned as the performance objectives for the 2008 fiscal year were not achieved. See the "Grants of Plan Based Awards" table above for the potential threshold, target and maximum performance share awards that were available to Ms. Matthias in the 2008 fiscal year.

(12)
These benefits will not be payable if Ms. Matthias resigns her employment with the Company without good reason during the six-month period immediately following a change in control.

(13)
Ms. Matthias' non-competition commitments extend for two years beyond her termination of employment. Our parachute gross-up analysis includes an assumption that Ms. Matthias' non-compete commitments have a fair market value of at least $2,170,000, which is equal to 2 times the sum of (1) Ms. Matthias' 2008 base salary and (2) Ms. Matthias' target annual bonus for the 2008 fiscal year. While we have not solicited a formal valuation of the non-compete, based on Ms. Matthias' role and responsibilities with us, her status as our founder and the close identification of our brand with her, we believe the value is reasonable. A parachute gross-up payment would not be payable if Ms. Matthias resigned her employment with the Company without good reason during the six-month period immediately following a change in control. The Company's parachute gross-up analysis is based on a variety of other assumptions, including, without limitation, that all stock options would be cashed out upon closing of the relevant transaction.

Edward M. Krell

         Termination without Cause or Resignation due to Good Reason.    Upon a termination of employment without "cause" or resignation due to "good reason," Mr. Krell will be entitled to the following payments and/or benefits:

  •
  a cash lump sum payment equal to (A) three times the sum of (1) Mr. Krell's annual base salary, plus (2) his target annual bonus amount, (B) any annual bonus payable for the year ended prior to the date of termination, and (C) any accrued but unpaid vacation pay;

  •
  payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year;

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested;

  •
  continued provision of an automobile and automobile insurance coverage for a period of 1 year following termination;

  •
  transfer of (but not further payment of premiums on) any key man life insurance policy then held on his life;

  •
  continued provision, for a period of 3 years, of supplemental long term disability premiums providing a monthly disability benefit of $18,000;

  •
  continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan until the earlier of (1) the end of the 3 year period following termination, or (2) his eligibility for Medicare or coverage under another employer's group health plan (or in the case of his eligible dependents, cessation of their status as eligible dependents); and

  •
  payment for full outplacement services to an agency selected by Mr. Krell, based on customary fees charged by nationally rated firms engaged in such services.

        Mr. Krell is bound by certain non-competition and non-solicitation covenants which extend for a period of 36 months following termination of employment.

         Death.    In the event of his termination of employment due to death, Mr. Krell's executors, legal representatives or administrators will be entitled to the following payments and/or benefits:

  •
  payment of a pro-rata portion of the annual bonus he otherwise would be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested.

         Disability.    In the event of his termination of employment due to disability, Mr. Krell will be entitled to the following payments and/or benefits:

  •
  monthly supplemental disability payments equal to one-twelfth (1/12) of his annual base salary as of the date of termination for a period of 30 months following the termination;

  •
  continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan until the earlier of (1) the end of the 30 month period following termination, or (2) his eligibility for Medicare or coverage under another employer's group health plan (or in the case of his eligible dependents, cessation of their status as eligible dependents);

  •
  continued provision of an automobile and automobile insurance coverage for a period of 1 year following termination;

  •
  transfer of (but not further payment of premiums on) any key man life insurance policy then held on his life;

  •
  payment of a pro-rata portion of the annual bonus he otherwise would be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  all outstanding stock options, restricted stock and restricted stock units will become fully vested.

        Amounts payable to Mr. Krell in the event of a termination due to disability will be reduced by (1) any disability or life insurance benefits payable to Mr. Krell, with respect to the same period, under any of our funded disability or death benefit plans, policies or arrangements, under the Social Security Act, or under Mr. Krell's supplemental long-term disability polices for which the Company pays the premiums, and (2) by any amounts earned by Mr. Krell for the performance of personal services during the same period.

        In addition, if it is determined that any payment by us to or for the benefit of Mr. Krell would be a so-called "excess parachute payment" and, therefore, result in the imposition on the executive of an excise tax under Section 4999 of the Code, Mr. Krell shall receive a payment sufficient to place him in the same after tax position as if no excise tax had been applicable ("parachute gross-up payment"), provided that the parachute gross-up payment will only be payable if the total of all payments by us to or for the benefit of Mr. Krell, inclusive of such parachute gross-up payment, (on an after tax basis to Mr. Krell) will be at least 20% more than the largest amount that could be payable to Mr. Krell (on an after tax basis to Mr. Krell) without causing the application of the excise tax described above. However, if Mr. Krell resigns his employment without good reason within the 6 month period immediately following a change in control, payments by us to or for the benefit of Mr. Krell shall be limited to the largest amount that could be payable to Mr. Krell without causing the application of the excise tax described above.

        In order to receive any severance or termination payments or benefits described above, Mr. Krell is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

         Cause.    Mr. Krell's employment may be terminated by us for "cause" upon the commission of any act of fraud, theft, misconduct, negligence, or Mr. Krell's unwillingness or refusal to perform his job (other than by reason of illness, injury or incapacity).

         Good Reason.    Mr. Krell may terminate his employment for "good reason" upon the occurrence of any of the following without his prior consent: (i) a material, adverse change in title, authority or duties; (ii) a reduction in base salary or bonus opportunity; or (iii) a relocation of his principal worksite more than 50 miles. The foregoing events or conditions will only constitute "good reason" if Mr. Krell provides us with a written objection to the event or condition giving rise to the "good reason" within 90 days following the occurrence thereof and, if we do not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, he then resigns his employment within 30 days following the expiration of that cure period.

         Disability.    Under Mr. Krell's Employment Agreement, "disability" is defined as the executive's inability, after any reasonable accommodation required by law, to perform his duties and responsibilities by reason of illness, injury or incapacity for more than six (6) consecutive months.

         Change in Control.    The definition of "change in control" in Mr. Krell's Employment Agreement is substantially the same as described above with respect to Ms. Matthias' agreement.

        Assuming one of the following events occurred on September 30, 2008, Mr. Krell's payments and benefits have an estimated value of:

	Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)		Health Benefit Continuation ($)		Other ($)		Value of Options Subject to Acceleration ($) (1)	Value of Restricted Stock Subject to Acceleration ($) (2)	Parachute Gross-up Payment ($)		Total ($)
For Cause	—		—		—		—		—	—	—		0
Voluntary Resignation (without Good Reason)	—		—		—		—		—	—	—		0
Death	—		0	(3)	—		—		92,020	360,880	—		452,900
Disability	1,261,120	(4)	0	(3)	33,007	(5)	25,322	(6)	92,020	360,880	—		1,772,349
Without Cause or for Good Reason	2,787,741	(7)	0	(3)	39,608	(8)	142,276	(9)	92,020	360,880	—		3,422,525
Without Cause or for Good Reason in connection with a Change in Control	2,787,741	(7)	0	(3)	39,608	(8)	142,276	(9)	92,020	360,880	0	(10)	3,422,525
Change in Control (without termination)	—		—		—		—		92,020	360,880	0	(10)	452,900

        The narrative preceding the table and the events described in the table reflect Mr. Krell's Employment Agreement as presently in effect. However, in accordance with SEC rules, the calculations in the table above reflect Mr. Krell's compensation as of September 30, 2008, the last day of the 2008 fiscal year. Because Mr. Krell's compensation changed materially in connection with his promotion to the position of Chief Executive Officer, we have included in footnotes 4 and 7 additional information reflecting his current compensation levels.

(1)
This amount represents the value of otherwise unvested stock options to purchase an aggregate of 246,000 shares of Common Stock, based on the difference between the exercise price of the options and $13.88, the closing price of our Common Stock on September 30, 2008. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

(2)
This amount represents the value of 26,000 shares of otherwise unvested Common Stock, based on $13.88, the closing price of our Common Stock on September 30, 2008.

(3)
No bonus was earned as the performance objectives for the 2008 fiscal year were not achieved. See the "Grants of Plan Based Awards" table above for the potential threshold, target and maximum bonuses that were available to Mr. Krell in the 2008 fiscal year.

(4)
This amount represents the estimated present value of 30 months of supplemental disability payments equal to one-twelfth of Mr. Krell's annual base salary as of September 30, 2008, including the value of any benefit payable under our long-term disability plan and under Mr. Krell's supplemental long-term disability policies for which the Company pays the premiums. Using his new annual salary of $650,000, this amount would be $1,543,750. The aggregate benefit payable under the long-term disability policies for which we pay the premiums for the 30 month period would be $531,000.

(5)
This amount represents premium payments for 30 months of health coverage.

(6)
This amount represents the value of the following benefits: (1) use of an automobile and automobile insurance coverage for 12 months, with an estimated aggregate value of $24,582, and (2) the transfer to Mr. Krell of a key man term life insurance policy on Mr. Krell's life, with an estimated value of $740 (representing the premium paid in the 2008 fiscal year).

(7)
This amount is equal to three times the sum of (1) Mr. Krell's annual base salary as of September 30, 2008, and (2) the target annual bonus payable to Mr. Krell for the 2008 fiscal year. Using his new annual salary of $650,000 and his new annual target bonus payable of $650,000, this amount would be $3,900,000.

(8)
This amount represents premium payments for 36 months of health coverage.

(9)
This amount represents the value of the following benefits: (i) use of an automobile and automobile insurance coverage for 12 months, with an estimated aggregate value of $24,582, (ii) 36 months of premiums for a supplemental long-term disability policy with a $18,000 monthly benefit, with an estimated aggregate value of $36,954, (iii) the transfer to Mr. Krell of a key man term life insurance policy on Mr. Krell's life, with an estimated value of $740 (representing the premium paid in the 2008 fiscal year), and (iv) payment of full outplacement services, with an estimated aggregate value of $80,000 (for one year of services).

(10)
Mr. Krell's non-competition commitments extend for three years beyond his termination of employment. Our parachute gross-up analysis includes an assumption that Mr. Krell's non-compete commitments have a fair market value of at least $1,062,000 which is equal to approximately the sum of (1) Mr. Krell's 2008 base salary and (2) Mr. Krell's target annual bonus for the 2008 fiscal year. While we have not solicited a formal valuation of the non-compete, based on Mr. Krell's role and responsibilities with us, we believe the value is reasonable. A parachute gross-up payment would not be payable if Mr. Krell resigned his employment with the Company without good reason during the six-month period immediately following a change in control. The Company's parachute gross-up analysis is based on a variety of other assumptions, including, without limitation, that all stock options would be cashed out upon closing of the relevant transaction.

Lisa Hendrickson

        Under the terms of Ms. Hendrickson's stock option awards, the vesting of those awards would accelerate in the event of a change in control. Assuming a change in control event occurred on September 30, 2008, Ms. Hendrickson's payments and benefits have an estimated value of:

	Value of Options Subject to Acceleration ($) (1)	Total ($)
Change in Control without Termination	2,730	2,730

    (1)
    This amount represents the value of otherwise unvested stock options to purchase an aggregate of 1,000 shares of Common Stock, based on the difference between the exercise price of the options and $13.88, the closing price of our Common Stock on September 30, 2008. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

        The Company has no severance obligation to Ms. Hendrickson if her employment were to terminate.

Judd P. Tirnauer

        Under the terms of his Employment Agreement, Mr. Tirnauer has the following severance rights:

         Termination without Cause or Resignation due to Good Reason.    Upon a termination of employment without "cause" or resignation due to "good reason," Mr. Tirnauer will be entitled to the following payments and/or benefits:

  •
  monthly severance payment of one-twelfth base salary for a period equal to 12 months;

  •
  payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan until the end of the 1 year period following termination.

         Termination without Cause or Resignation due to Good Reason in the 12 Month Period Following a Change in Control.    Upon a termination of employment without "cause" or resignation due to "good reason," in the 12 month period immediately following a "change in control, " Mr. Tirnauer will be entitled to the following payments and/or benefits:

  •
  monthly severance payment of one-twelfth base salary for a period equal to 18 months;

  •
  payment of a pro-rata portion of the annual bonus he would otherwise be entitled to receive for the year of termination based on actual corporate and/or individual performance for that year; and

  •
  continued coverage (for himself and, to the extent covered immediately prior to the date of termination, his spouse and eligible dependents) under our group health plan for 18 months following termination.

        Mr. Tirnauer is bound by certain non-competition and non-solicitation covenants which extend for a period of 24 months following termination of employment. In order to receive any severance or termination payments or benefits described above, Mr. Tirnauer is required to execute and deliver a general release and non-disparagement agreement in a form prescribed by us.

Description of Triggering Events

         Cause.    Mr. Tirnauer's employment may be terminated by us for "cause" upon the commission of any act of fraud, theft, misconduct, negligence, or Mr. Tirnauer's unwillingness or refusal to perform his job (other than by reason of illness, injury or incapacity).

         Good Reason.    Mr. Tirnauer may terminate his employment for "good reason" upon the occurrence of any of the following without his prior consent: (i) a material, adverse change in title, authority or duties; (ii) a reduction in base salary or bonus opportunity; or (iii) a relocation of his principal worksite more than 50 miles. The foregoing events or conditions will only constitute "good reason" if Mr. Tirnauer provides us with a written objection to the event or condition giving rise to the "good reason" within 90 days following the occurrence thereof and, if we do not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, he then resigns his employment within 30 days following the expiration of that cure period.

         Change in Control.    The definition of "change in control" in Mr. Tirnauer's Employment Agreement is substantially the same as described above with respect to Ms. Matthias' agreement.

        Assuming one of the following events occurred on September 30, 2008, Mr. Tirnauer's payments and benefits have an estimated value of:

	Severance Payment ($)		Payment of Pro-Rata Annual Bonus ($)		Health Benefit Continuation ($)		Other ($)	Value of Options Subject to Acceleration ($) (1)	Value of Restricted Stock Subject to Acceleration ($) (2)	Total ($)
For Cause	—		—		—		—	—	—	0
Voluntary Resignation (without Good Reason)	—		—		—		—	—	—	0
Death	—		—		—		—	—	—	0
Disability	—		—		—		—	—	—	0
Without Cause or for Good Reason	325,000	(3)	0	(4)	8,450	(5)	—	—	—	333,450
Without Cause or for Good Reason 12 months after a Change in Control	487,500	(6)	0	(4)	12,675	(7)	—	12,834	69,400	582,409
Change in Control (without termination)	—		—		—		—	12,834	69,400	82,234

(1)
This amount represents the value of otherwise unvested stock options to purchase an aggregate of 4,200 shares of Common Stock, based on the difference between the exercise price of the options and $13.88, the closing price of our Common Stock on September 30, 2008. The actual value ultimately realized with respect to these options, if any, will vary depending on the date the options are exercised.

(2)
This amount represents the value of 5,000 shares of otherwise unvested Common Stock, based on $13.88, the closing price of our Common Stock on September 30, 2008.

(3)
This amount is equal to 12 months of Mr. Tirnauer's monthly base salary as of September 30, 2008.

(4)
No bonus was earned as the performance objectives for the 2008 fiscal year were not achieved. See the "Grants of Plan Based Awards" table above for the potential threshold, target and maximum bonuses that were available to Mr. Tirnauer in the 2008 fiscal year.

(5)
This amount represents premium payments for 12 months of continued group health coverage.

(6)
This amount is equal to 18 months of Mr. Tirnauer's monthly base salary as of September 30, 2008.

(7)
This amount represents premium payments for 18 months of continued group health coverage.

Dan W. Matthias Transition Agreement

        As described above in the Compensation Discussion & Analysis, Mr. Matthias entered into a Transition Agreement with us in connection with his retirement as Chief Executive Officer and his transition to the role of Non-Executive Chairman of the Board. In connection with his retirement from employment, no severance benefits became payable to him. However, at that time, we agreed to enhance the benefit payable under his SERP Agreement. A more detailed description of the SERP benefit enhancement, including the specific amounts payable, is contained above under the heading "Pension Benefits for Fiscal Year 2008."

        In addition, under the Transition Agreement, Mr. Matthias became entitled to certain supplemental medical benefits for the remainder of his life. However, since Mr. Matthias is covered by Ms. Matthias' medical coverage, he is not taking currently advantage of this benefit. Finally, we agreed in the Transition Agreement that Mr. Matthias' continued service with us as a director would be counted for purposes of the survival and vesting of outstanding stock options and restricted stock awards held by him.

        Mr. Matthias agreed in the Transition Agreement that his non-competition commitment to us will extend until the second anniversary of the cessation of his service as a director. The Transition Agreement also included a mutual release of claims.

 PROPOSALS FOR CONSIDERATION BY THE STOCKHOLDERS

ELECTION OF DIRECTORS
(PROPOSAL 1)

        The Company's Board of Directors is divided into three classes, with staggered three-year terms. Currently, the Board of Directors has nine members. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for Mr. Arnaud Ajdler, Ms. Anne T. Kavanagh and Mr. William A. Schwartz, Jr., for terms expiring at the annual meeting of stockholders to be held following fiscal year 2011 (the "2012 Annual Meeting"). If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

        The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

Nominees for Election to the Board of Directors For a Three-Year
Term Expiring at the 2012 Annual Meeting

        Arnaud Ajdler, 33, has served as a director of the Company since March 10, 2008. Mr. Ajdler has been a Managing Director of Crescendo Partners II, L.P. since December 2005. Mr. Ajdler also serves as a director of Charming Shoppes, Inc. and as a director and on the compensation and human resources committee of O'Charley's Inc. Since its inception in June 2006, Mr. Ajdler has served as a member of the Board of Directors and the Secretary of Rhapsody Acquisition Corp., an OTC Bulletin Board-listed blank check company formed to effect a business combination with an operating business. From June 2004 until June 2006 Mr. Ajdler also served as the Chief Financial Officer, a Director and the Secretary of Arpeggio Acquisition Corporation. Arpeggio completed its business combination with Hill International, Inc. in June 2006 and since such time Mr. Ajdler has served as a director of the surviving company, a NYSE listed company. From August 2006 until the company was acquired in October 2007, Mr. Ajdler served as a director of The Topps Company, Inc.

        Anne T. Kavanagh, 49, has served as a director of the Company since September 2006. Ms. Kavanagh is the founder and Chief Executive Officer of New York-based Kavanagh Consulting L.L.C., a consulting services company focused on corporate financial and strategic advice. Prior to founding her own consulting services business, Ms. Kavanagh served in a variety of senior executive positions in the investment banking industry, including with PaineWebber, Prudential Securities, Salomon Brothers, NatWest Securities and Drexel Burnham Lambert.

        William A. Schwartz, Jr., 69, has served as a director of the Company since August 1998. Mr. Schwartz is President and Chief Executive Officer of U.S. Vision, Inc., a retailer of optical products and services, a position that he has held since 1995. Mr. Schwartz currently is a director of U.S. Vision, Inc. and TD Banknorth, Inc.

Members of the Board of Directors Continuing in Office
Term Expiring at the 2010 Annual Meeting

        Elam M. Hitchner, III, 62, has served as a director since January 1994. Mr. Hitchner was a partner in the law firm of Pepper Hamilton LLP, in Philadelphia, Pennsylvania, which provides legal services to the Company, from May 1992 to June 1999, and returned to the firm in January 2001 as a partner and subsequently as Of Counsel through 2004. Commencing in 2005, Mr. Hitchner began providing consulting services to the firm. Mr. Hitchner does not participate in the provision of legal services to the Company. From July 1999 until December 31, 2000, Mr. Hitchner was a general partner of Meridian Venture Partners and Meridian Venture Partners II, venture capital firms located in Radnor, Pennsylvania.

Mr. Hitchner serves as a director and member of the audit, compensation, and governance and nominating committees of eResearchTechnology, Inc.

        Edward M. Krell, 46, has served as a director of the Company and its Chief Executive Officer since October 1, 2008. He has served as a senior executive of the Company for nearly seven years and has over 20 years of business experience encompassing apparel, retail, finance and overall management. From January 2002 to November 2003, Mr. Krell served as the Company's Senior Vice President—Chief Financial Officer and then served as the Company's Executive Vice President—Chief Financial Officer from November 2003 to May 2007. In May 2007, Mr. Krell was named the Company's Chief Operating Officer & Chief Financial Officer and served in this role until July 2008, when he was named Chief Operating Officer of the Company, a role which be held until his October 2008 appointment as Chief Executive Officer. Prior to joining us, Mr. Krell served in various senior financial management positions, including having served as Chief Financial Officer of Mammoth Sports Group, Inc. (an Internet and catalog retailer of golf equipment and accessories) and London Fog Industries, Inc. (a wholesale and retail distributor of rainwear and outerwear).

        Dan W. Matthias, 65, co-founded the Company in 1982 (along with Rebecca C. Matthias) and has served as Chairman of the Board since its inception. From 1983 to 1993, he served as the Company's Executive Vice President, and from January 1993 until September 2008, Mr. Matthias served as the Company's Chief Executive Officer. Effective September 30, 2008, Mr. Matthias retired as the Company's Chief Executive Officer, but continues to serve as a director of the Company and as Non-Executive Chairman of the Board. Prior to co-founding the Company, Mr. Matthias had been involved in the computer and electronics industry, serving as a director of Zilog, Inc. and serving as the President of a division of a subsidiary of Exxon Corporation.

Members of the Board of Directors Continuing in Office
Term Expiring at the 2011 Annual Meeting

        Joseph A. Goldblum, 59, has served as a director of the Company since 1989. Mr. Goldblum has been President of G-II Equity Investors, Inc., a general partner of G-II Family Partnership L.P., since May 1989. He was also Of Counsel with the law firm of Goldblum & Hess from May 1989 to December 1996.

        Rebecca C. Matthias, 55, co-founded the Company in 1982 (along with Dan W. Matthias) and has served as a director of the Company and its President since its inception. Ms. Matthias is also currently serving as the Company's Chief Creative Officer. From January 1993 to May 2007, Ms. Matthias also served as the Company's Chief Operating Officer. In 1992, Ms. Matthias was chosen as "Regional Entrepreneur of the Year" by Inc. Magazine and Merrill Lynch Corporation, and in September 2003, Ms. Matthias was recognized as a top woman entrepreneur by the United States Small Business Administration. Prior to co-founding the Company, Ms. Matthias was a construction engineer for the Gilbane Building Company. Additionally, Ms. Matthias serves as a director on the Board of Directors of CSS Industries, Inc.

        David Schlessinger, 53, has served as a director of the Company since January 2002. Mr. Schlessinger is the founder and Chairman of the Board of Five Below, Inc., an extreme-value retailer in the teen and pre-teen market, a position that he has held since January 2002. He has been engaged in personal investment activities as well as consulting and board services with private companies since 1998. Mr. Schlessinger founded Zany Brainy, a retail children's educational products company, in 1991 and served as Zany Brainy's Chief Executive Officer until 1996 and as its Chairman until 1998. He founded Encore Books, a retail bookstore chain, in 1973 and served as its Chairman and Chief Executive Officer until 1986.

        Other than the husband and wife relationship between Dan and Rebecca Matthias, there are no family relationships among any of the other directors of the Company.

        The Board of Directors recommends a vote FOR Proposal 1 to elect all Nominees to the Board of Directors for a Three-Year Term Expiring at the 2012 Annual Meeting.

 APPROVAL OF
AMENDMENT OF THE COMPANY'S
2005 EQUITY INCENTIVE PLAN
(PROPOSAL 2)

        At the Annual Meeting, stockholders will be asked to approve an amendment (the "Amendment") of the Company's 2005 Equity Incentive Plan (the "2005 Plan"). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. If approved, the Amendment will increase the number of shares of Common Stock available for issuance under the 2005 Plan from 500,000 (not more than 250,000 of which have been or would be used for restricted stock or restricted stock unit awards) to 700,000 (not more than 350,000 of which have been or would be used for restricted stock or restricted stock unit awards). The terms of the 2005 Plan and information regarding options granted thereunder is summarized below.

Background

        The 2005 Plan was first approved by stockholders at our annual meeting on January 20, 2006. As of November 30, 2008, options to purchase 231,000 shares of Common Stock were outstanding under the 2005 Plan; 10,000 shares of Common Stock had been issued upon exercise of options previously granted under the 2005 Plan, 100,422 restricted shares of Common Stock issued under the 2005 Plan remained outstanding and subject to forfeiture, and 73,135 shares of restricted shares of Common Stock issued under the 2005 Plan had become non-forfeitable. Thus, as of November 30, 2008, 85,443 shares of Common Stock remained available for issuance in respect of new awards under the 2005 Plan, and not more than 76,443 of those shares could be issued in respect of new restricted stock or restricted stock unit awards.

        The Board of Directors is concerned that the number of shares remaining under the 2005 Plan will not be sufficient to support our equity incentive programs beyond the end of the 2009 fiscal year and, accordingly, has adopted the Amendment, subject to stockholder approval. The Amendment increases the number of shares of Common Stock available for issuance under the 2005 Plan by 200,000, or approximately 3.3% of our total outstanding Common Stock (determined on a fully diluted basis).

Reasons for Stockholder Approval

        The Board of Directors seeks stockholder approval of the Amendment to comply with applicable Nasdaq listing requirements. Approval of the Amendment will also extend by one year (until the 10th anniversary of the Annual Meeting) the period during which the Board of Directors or the Compensation Committee may grant "incentive stock options" under the 2005 Plan, which options have the potential to provide the recipients with certain advantageous federal income tax treatment, as further described below under the heading "Federal Income Tax Consequences of the Awards Granted under 2005 Plan."

        Approval of the Amendment is also sought to permit the 2005 Plan to continue to be used for the grant awards eligible for exemption from the deduction limitation of Section 162(m) of the Internal Revenue Code (the "Code")(see "Section 162(m)," below, for more information). Accordingly, approval of the Amendment will extend by one year (until the 5th anniversary of the Annual Meeting) the period during which the performance metrics described below under the heading "Performance Awards" may be used as the basis for awards intended to be exempt from the deduction limitations of Section 162(m) of the Code. Finally, approval of the Amendment will also affirm the 2005 Plan's existing eligibility criteria (as described below under the heading "Eligibility") and existing limit on the number of shares subject to awards granted to a single participant in one calendar year (as described below under the heading "Shares Available and Award Limitations").

        The Amendment will not become effective unless and until stockholder approval is obtained. If stockholders do not approve the Amendment, the 2005 Plan will instead remain in effect in accordance with its pre-existing terms.

Board Recommendation

        The Board of Directors believes that the Amendment is necessary to enable the Company to (i) continue to provide reasonable and competitive compensation to its employees and other service providers and thereby attract and retain the most qualified personnel, and (ii) continue to link pay to performance and thereby encourage the creation of additional stockholder value. Accordingly, the Board of Directors recommends that you vote "FOR" the Amendment.

        In making this recommendation, the Board of Directors is mindful that the requested share increase is small, is likely to support the continued operation of the 2005 Plan for only one or two additional years and that it is therefore likely that stockholders will again be asked to approve a further increase in the shares subject to the 2005 Plan. The Board of Directors has intentionally sought a modest increase in shares, even though a much larger request would be more typical, in light of the challenging economic conditions facing us, our industry and the nation as a whole. If such conditions persist, new compensation approaches may be appropriate, and the Board of Directors would then want stockholders to be able to evaluate any further share requests in the context of such new programs. If, as we hope, such conditions do not persist, the Board of Directors believes that stockholders will then evaluate any further share requests in the ordinary course.

Summary of the 2005 Plan

        The following is a brief description of the material features of the 2005 Plan (as modified by the Amendment). This summary does not purport to be a complete description of all of the provisions of the 2005 Plan. It is qualified in its entirety by reference to the full text of the 2005 Plan (as modified by the Amendment), which has been filed with the SEC with this proxy statement and is attached hereto as Appendix A.

         Shares Available and Award Limitations.    As of November 30, 2008, 85,443 shares of our Common Stock remained available for future awards under the 2005 Plan (76,443 of which were available for restricted stock or restricted stock unit awards). If the Amendment is approved, 200,000 additional shares of Common Stock will be available for issuance under the 2005 Plan (100,000 of which would be available for restricted stock or restricted stock unit awards). On December 8, 2008, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $8.44 per share.

        If and to the extent awards granted under the 2005 Plan terminate, expire, cancel, or are forfeited without being exercised and/or delivered, the shares subject to such awards will again be available for grant under the 2005 Plan. Additionally, to the extent any shares subject to an award are withheld in settlement of any exercise price and/or any tax withholding obligation associated with that award, those shares will again be available for grant under the 2005 Plan.

        In the event of any recapitalization, reorganization, merger, spin-off, stock split or combination, stock dividend or other similar event or transaction, substitutions or adjustments will be made by the Board of Directors to: (i) the aggregate number, class and/or issuer of the securities reserved for issuance under the 2005 Plan; (ii) the number, class and/or issuer of securities subject to outstanding awards; and (iii) the exercise price of outstanding options or stock appreciation rights, in each case in a manner that reflects equitably the effects of such event or transaction.

        No participant will, in a single calendar year, be granted awards under the 2005 Plan with respect to more than 200,000 shares of our Common Stock.

         Administration.    The 2005 Plan is administered and interpreted by the Board of Directors or by a committee of the Board of Directors (the "Committee") consisting of not less than two members who are "non-employee directors" of the Company, as defined in Rule 16b-3 of the Securities Exchange Act of 1934 and who may also be, to the extent deemed necessary to comply with Section 162(m) of the Code, "outside directors" as that term is defined in relevant Treasury regulations. The authority of the Board of Directors and any Committee appointed by the Board of Directors are co-extensive. Therefore, for the remainder of this discussion, references to the Committee will be deemed to include the Board of Directors.

        The Committee has authority to grant awards under the 2005 Plan and determine the terms of such awards, including the persons to whom awards are to be granted, the type and number of awards to be granted and the number of shares of the Company's Common Stock to be covered by each award. The Committee also specifies the time(s) and conditions upon which awards will be exercisable or settled. The Committee is also empowered to interpret the 2005 Plan and any award agreement and to correct any defect, supply any omission and to reconcile any inconsistency contained in the Plan or any award agreement.

         Awards.    Awards granted under the 2005 Plan may consist of incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. Each award is subject to the terms and conditions set forth in the 2005 Plan and to any other terms and conditions specified by the Committee and memorialized in a written award agreement.

         Eligibility.    Employees, directors, consultants and other service providers of the Company and its affiliates are eligible to participate in the 2005 Plan, provided, however, that only employees of the Company or its subsidiaries are eligible to receive incentive stock options.

  Stock Options.

        General.    The Committee may grant options qualifying as incentive stock options ("ISOs") within the meaning of Section 422 of the Code and/or non-qualified stock options ("NQSOs").

         Term, Purchase Price, Vesting and Method of Exercise of Options.    The exercise price of any stock option granted under the 2005 Plan will be the fair market value of such stock on the date the option is granted.

        The Committee may determine the option exercise period for each option; provided, however, that the exercise period may not exceed ten (10) years from the date of grant. Vesting for each option will also be determined by the Committee.

        Generally, payment of the option price will be made in cash, or with the Committee's consent, in shares of our Common Stock having a fair market value on the date of exercise equal to the option price, or by such other means as the Committee may permit. The participant must pay the option price and the amount of withholding tax due, if any, at the time of exercise.

         Stock Appreciation Rights.    The Committee is authorized to grant stock appreciation rights ("SARs") under the 2005 Plan. Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value of our Common Stock underlying the SAR on the date of exercise and the fair market value of our Common Stock underlying the SAR on the date of grant. Such amount may be paid in cash or shares of our Common Stock, as determined by the Committee.

         Effects of Termination of Service with the Company.    Generally, unless provided otherwise in the award agreement, the right to exercise any option or SAR terminates ninety (90) days following termination of the participant's relationship with the Company for reasons other than death, disability or termination for "cause" as defined in the 2005 Plan. If the participant's relationship with the Company terminates due to death or disability, unless provided otherwise in the award agreement, the right to exercise an option or

SAR will terminate the earlier of one year following such termination or the original expiration date. If the participant's relationship with the Company is terminated for "cause", any option or SAR not already exercised will automatically be forfeited as of the date of such termination.

         Restricted Stock Awards.    The Committee may issue restricted shares of our Common Stock under the 2005 Plan. A restricted stock award is an award of shares that will vest based on the occurrence of a condition specified by the Committee (such as the completion of a period of service or attainment of a performance goal). If a participant's employment terminates before the vesting condition is fulfilled, the shares will be forfeited. While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares. Unless otherwise determined by the Committee, an award of restricted stock entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon.

         Restricted Stock Units.    The Committee may issue restricted stock units ("RSUs") under the 2005 Plan. A RSU is a contractual promise to issue shares (or pay the value of shares) at a specified future date, subject to fulfillment of vesting conditions specified by the Committee. A RSU award carries no voting or dividend rights or other rights associated with stock ownership. A RSU award may be settled in shares of our Common Stock, cash, or in any combination of Common Stock and/or cash, as determined by the Committee.

         Performance Awards.    The Committee may grant performance awards under the 2005 Plan, which may be denominated as a number of shares of our Common Stock or a specified number of other awards (or a combination of both). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted, settled or becoming vested under the 2005 Plan, or as a condition to accelerating the timing of such events.

        The performance criteria associated with that award will be based on one or more of the following: (1) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earnings per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or return on invested capital, after-tax or pre-tax return on stockholders' equity, the price of our Common Stock or a combination of the foregoing; (2) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, our bank debt or other public or private debt or financial obligations; (3) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or (4) such other business criteria specified by the Committee, provided that such criteria does not cause a performance award intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code to fail to so qualify. Performance goals may be established on a Company-wide basis, or with respect to one or more business units, divisions, affiliates or products. In addition, performance goals may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

        The Committee may provide, at the time a performance goal is established, that adjustments will be made to the applicable performance goal to take into account, in the manner specified by the Committee, the impact of one or more of the following: (1) gain or loss from all or certain claims and/or litigation and insurance recoveries, (2) the impairment of tangible or intangible assets, (3) stock-based compensation expense, (4) extraordinary, unusual or infrequently occurring events reported in the Company's public filings, (5) restructuring activities reported in the Company's public filings, (6) investments, dispositions or acquisitions, (7) gain or loss from the disposal of certain assets, (8) gain or loss from the early extinguishment, redemption, or repurchase of debt, (9) cash or non-cash charges related to store closing expenses, (10) changes in accounting principles that become effective during the performance period, or

(11) such other items specified by the Committee, provided that such adjustment does not cause a performance award intended to constitute qualified performance-based compensation under Section 162(m) of the Code to cease to so qualify. Each of the adjustments described in this paragraph may relate to the whole Company or to any subsidiary, division or other operational unit of the Company, as determined by the Committee at the time the performance goals are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any business criteria related to the Company's stock to reflect changes in corporate capitalization, such as stock splits and reorganizations.

        The adoption, disclosure and approval of the foregoing performance criteria are intended to enable the issuance of awards that will constitute "qualified performance-based compensation" exempt from the deduction limitations of Section 162(m) of the Code.

        In the past, performance-vested awards were subject to financial accounting treatment that was disadvantageous relative to most time-vested awards. Changes to the pertinent financial accounting rules have placed performance-vested awards on more equal footing with time-vested awards and, as a result, the issuance of performance-vested awards by public companies has become more common. The Committee has noted this development and has shown an increased willingness to issue such awards, as evidenced by the performance-vested stock option issued to Mr. Krell upon his promotion to the position of Chief Executive Officer. At present, the Committee believes that performance-vested awards have the potential to enhance the incentive effects of the 2005 Plan. Therefore, if the Amendment is approved, a portion of the additional shares thereby reserved for issuance under the 2005 Plan will likely be issued in respect of performance-vested awards.

         Amendment and Termination of the 2005 Plan.    The Board of Directors may amend, alter or discontinue the 2005 Plan at any time, provided however, that any amendment that increases the aggregate number of shares of our Common Stock that may be issued under the 2005 Plan or modifies the requirements as to eligibility for participation, will be subject to approval by our stockholders.

        The 2005 Plan will not expire on any particular date. The Committee may continue to grant awards so long as shares remain available, provided that no new ISOs will be granted after the 10th anniversary of the Annual Meeting.

         Change in Control of the Company.    In the event of a change in control of the Company, the Committee has discretion to, among other things, accelerate the vesting of outstanding awards, cash out outstanding awards or exchange outstanding awards for similar awards of a successor company. A "change in control" of the Company will be deemed to have taken place upon:

  •
  the acquisition by any person of direct or indirect ownership of securities representing more than 50% of the voting power of the Company's then outstanding stock;

  •
  a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity's securities outstanding immediately following such event;

  •
  the sale of substantially all the assets of the Company;

  •
  the liquidation or dissolution of the Company; or

  •
  the occurrence of any similar transaction deemed by the Board of Directors to constitute a change in control.

Federal Income Tax Consequences of Awards Granted under the 2005 Plan

        Set forth below is a general description of the federal income tax consequences relating to awards granted under the 2005 Plan. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

         NQSOs.    There are no federal income tax consequences to participants or to the Company upon the grant of a NQSO. Upon the exercise of a NQSO, participants will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and the Company generally will be entitled to a corresponding federal income tax deduction at that time. Shares issued upon the exercise of a NQSO will have a tax basis equal to their fair market value on the date of exercise, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

         ISOs.    Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss equal to the difference between the amount realized on the sale and the option exercise price and the Company will not be entitled to any tax deduction in connection therewith.

        If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition"), the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

         SARs.    The participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income equal to the value of the shares of our Common Stock and/or cash received upon such exercise, and the Company will be entitled to a congruent deduction. Shares received in connection with the exercise of a SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

         Restricted Stock.    A participant normally will not recognize taxable income upon the award of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the shares of Common Stock subject to the award are either transferable or are no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares of Common Stock at that time and the amount paid by the participant for the shares, if any. The Company will be entitled to a deduction equal to the income recognized by the participant.

        A participant may, however, elect to recognize ordinary income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of the shares of Common Stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any. In this event, the Company will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year. In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares. If, after making the election, any shares subject to the award are forfeited, the participant will not be entitled to any tax deduction or refund with respect to taxes previously paid.

        In either case, the tax basis of shares subject to a restricted stock award will be equal to their fair market value on the date the participant recognizes ordinary income with respect to the award, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

         RSUs.    A participant will not recognize taxable income upon the grant of a RSU. At the time shares and/or cash are paid to a participant in settlement of the RSU, the participant will recognize ordinary income equal to the value of the shares and/or cash and the Company will be entitled to a congruent deduction. Shares issued in settlement of a RSU award will have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

         Performance Awards.    If a performance award is settled by the issuance of unrestricted shares of our Common Stock, the participant receiving the shares will recognize ordinary income equal to the value of the shares at the time of issuance and the Company will be entitled to a congruent deduction. Those shares will then have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

        If a performance award is settled by the issuance of another type of award under the 2005 Plan, the tax consequences of that other award will be the same as described above with respect to the relevant type of award.

         Section 162(m).    Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in the issuer's proxy statement, excluding the issuer's principle financial officer). "Qualified performance-based compensation" is not counted against the $1,000,000 deductibility limit. Under the 2005 Plan, options or SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as "qualified performance-based compensation." In addition, awards that are conditioned upon achievement of certain performance goals may satisfy the requirements for treatment as "qualified performance-based compensation." A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2005 Plan will be fully deductible under all circumstances.

New Plan Benefits

        Awards are granted under the 2005 Plan in the discretion of the Committee. Accordingly, it is not possible to determine the number, name or positions of persons who will benefit from the Amendment, if it is approved by stockholders, or the terms of any such benefits. Information regarding the Company's recent practices with respect to stock-based compensation is presented above in the "Grants of Plan-Based Awards" table and "Outstanding Equity Awards at 2008 Fiscal Year-End" table.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of September 30, 2008, regarding the number of shares of Common Stock that may be issued under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	922,690	(1)	$13.34	113,239	(2)
Equity compensation plans not approved by security holders (3)	—		—	—

Total	922,690		$13.34	113,239

(1)
Reflects shares subject to options outstanding under the Company's Amended and Restated 1987 Stock Option Plan (the "1987 Plan"), the 1994 Director Stock Option Plan and the 2005 Plan.

(2)
Reflects shares available under the 2005 Plan (88,239 of which may be issued as shares of restricted stock).

(3)
The Company does not maintain any equity compensation plans that have not been approved by the stockholders.

        The Board of Directors recommends a vote FOR Proposal 2 to approve the adoption of the Amendment of the Destination Maternity Corporation 2005 Equity Incentive Plan.

 RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(PROPOSAL 3)

        The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as independent registered public accountants to audit and report on the consolidated financial statements of the Company and its subsidiaries for fiscal year 2009, and to perform such other appropriate accounting and related services as may be required by the Audit Committee. KPMG LLP has served as the Company's independent registered public accountants since June 6, 2002. The Board of Directors recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

        The submission of the appointment of KPMG LLP is not required by law or by the Bylaws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent registered public accountants will be considered by the Board of Directors. If KPMG LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent registered public accountants.

        A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote FOR Proposal 3 to ratify the appointment of KPMG LLP as independent registered public accountants for fiscal year 2009.

Auditor Fees and Services

        The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for fiscal years 2008 and 2007:

Fee Category	Fiscal 2008 Fees ($)		Fiscal 2007 Fees ($)
Audit Fees (1)	782,500		813,000
Audit-Related Fees (2)	—		—
Tax Fees (3)	202,768	(4)	189,670

Total Fees	985,268		1,002,670

    (1)
    Audit Fees consist of fees billed for professional services rendered for the annual audit of the Company's consolidated financial statements, for reviews of the interim financial statements included in the Company's quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 compliance, and for services provided in connection with certain statutory and regulatory filings.

    (2)
    Audit-Related Fees consist of fees billed for professional services rendered for audit-related services including consultations on financial accounting and reporting related matters.

    (3)
    Tax Fees consist of fees billed for professional services relating to tax compliance and other tax advice.

    (4)
    The Tax Fees portion for fiscal year 2008 includes amounts that are estimated, but have not yet been billed.

        The Audit Committee's pre-approval policies and procedures provide for pre-approval of audit, audit-related, tax services and other services. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, it will require specific pre-approval by the

Audit Committee. Any proposed services exceeding pre-approved fee levels require specific pre-approval by the Audit Committee. The pre-approval fee levels for all services to be provided by the independent registered public accountants are established annually by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services described above rendered to the Company by KPMG LLP during fiscal years 2007 and 2008 and has pre-approved similar services to be rendered during fiscal year 2009. The Audit Committee believes the rendering of these services is not incompatible with the independent registered public accountants maintaining their independence.

 ADDITIONAL INFORMATION

Other Business

        Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

Annual Report

        A copy of the Company's Annual Report to Stockholders for fiscal year 2008 accompanies this proxy statement.

Stockholder Proposals

        Stockholders may nominate director candidates and make proposals to be considered at the Annual Meeting of Stockholders to be held in 2010 (the "2010 Annual Meeting"). In accordance with our Bylaws, any stockholder nominations of one or more candidates for election as directors at the 2010 Annual Meeting or any other proposal for consideration at the 2010 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our Bylaws, between October 25, 2009 and November 24, 2009. See "Nominations of Directors by Stockholders" in this proxy statement for a summary description of this information.

        In addition to being able to present proposals for consideration at the Annual Meeting, stockholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2010 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than August 19, 2009, and the stockholder must otherwise comply with applicable SEC requirements and our Bylaws. If the stockholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

        The form of proxy issued with our 2010 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2010 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority is not permitted to be exercised if the stockholder proponent has given notice to our Secretary of such proposal between October 25, 2009 and November 24, 2009 and certain other conditions provided for in the SEC's rules have been satisfied.

        A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of Destination Maternity Corporation, and all notices and nominations referred to above must be sent to the Secretary of Destination Maternity Corporation, at the following address: Destination Maternity Corporation, Attention: General Counsel and Secretary, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

        The Company will provide to each person solicited, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedule, as filed with the Securities and Exchange Commission for the year ended

September 30, 2008. Requests should be directed to Destination Maternity Corporation, Attention: Chief Financial Officer, 456 North Fifth Street, Philadelphia, Pennsylvania, 19123.

By Order of the Board of Directors
Edward M. Krell Chief Executive Officer

Philadelphia, Pennsylvania
December 16, 2008

 Appendix A

DESTINATION MATERNITY CORPORATION
AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

        SECTION 1.    Purpose; Definitions.    The purposes of this Amended and Restated Destination Maternity Corporation 2005 Equity Incentive Plan (the "Plan") are to: (a) enable Destination Maternity Corporation (the "Company") and its affiliated companies to recruit and retain highly qualified personnel; (b) provide those personnel with an incentive for productivity; and (c) provide those personnel with an opportunity to share in the growth and value of the Company.

        For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

        (a)   "Affiliate" means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

        (b)   "Award" means an award of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

        (c)   "Award Agreement" means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

        (d)   "Board" means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board's administrative functions hereunder, references to the "Board" will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.

        (e)   "Cause" means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company's or its Affiliates' operations or financial performance, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician's prescription; or (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines "cause," then with respect to such Participant, "Cause" shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

        (f)    "Change in Control" means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company's then outstanding securities; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity's securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of this Plan.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        (h)   "Committee" means a committee appointed by the Board in accordance with Section 2 of the Plan.

        (i)    "Director" means a member of the Board.

        (j)    "Disability" means a condition rendering a Participant Disabled.

        (k)   "Disabled" will have the same meaning as set forth in Section 22(e)(3) of the Code.

        (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m)  "Fair Market Value" means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the closing price for a Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked quotations for a Share, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq") or any comparable system or, if the Common Stock is not listed on Nasdaq or a comparable system, the closing sale price of a Share or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Company for that purpose.

        (n)   "Incentive Stock Option" means any Option intended to be an "Incentive Stock Option" within the meaning of Section 422 of the Code.

        (o)   "Non-Employee Director" will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each "Non-Employee Director" also be an "outside director" as that term is defined in regulations under Section 162(m) of the Code.

        (p)   "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

        (q)   "Option" means any option to purchase Shares (including Restricted Stock, if the Board so determines) granted pursuant to Section 5 hereof.

        (r)   "Parent" means, in respect of the Company, a "parent corporation" as defined in Sections 424(e) of the Code.

        (s)   "Participant" means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted.

        (t)    "Performance Award" means Shares or other Awards that, pursuant to Section 10, are granted, vested and/or settled upon the achievement of specified performance conditions.

        (u)   "Person" means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

        (v)   "Restricted Stock" means Shares that are subject to restrictions pursuant to Section 8 hereof.

        (w)  "Restricted Stock Unit" means a right granted under and subject to restrictions pursuant to Section 9 hereof.

        (x)   "SAR" means a stock appreciation right granted under the Plan and described in Section 6 hereof.

        (y)   "Shares" means shares of the Company's common stock, par value $.01, subject to substitution or adjustment as provided in Section 3(c) hereof.

        (z)   "Subsidiary" means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

        SECTION 2.    Administration.    The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board's administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

        Subject to the requirements of the Company's by-laws and certificate of incorporation any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

        The Board will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

        (a)   select the persons to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

        (b)   determine the type of Award to be granted;

        (c)   determine the number of Shares, if any, to be covered by each Award;

        (d)   establish the vesting or forfeiture terms of each Award;

        (e)   establish the performance conditions relevant to any Performance Award and certify whether such performance conditions have been satisfied;

        (f)    determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and

        (g)   determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.

        The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

        All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

        SECTION 3.    Shares Subject to the Plan.

        (a)   Shares Subject to the Plan.    The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be issued in respect of Awards under the Plan is 700,000. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no individual may granted

Awards with respect to more than 200,000 Shares in any calendar year. In addition, not more than 350,000 Shares will be issued hereunder in respect of Restricted Stock or Restricted Stock Units.

        (b)   Effect of the Expiration or Termination of Awards.    If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock, Restricted Stock Units or a Performance Award is canceled, forfeited or repurchased for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if any Share is withheld pursuant to Section 12(e) in settlement of a tax withholding obligation associated with an Award, that Share will again become available for grant under the Plan.

        (c)   Other Adjustment.    In the event of any recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Shares, substitutions or adjustments will be made by the Board to the aggregate number, class and/or issuer of the securities that may be issued under the Plan, to the number, class and/or issuer of securities subject to outstanding Awards, and to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

        (d)   Change in Control.    Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Options or SARs to become vested and/or immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part; (iii) cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units or SAR in exchange for restricted stock, restricted stock units or stock appreciation rights in respect of the capital stock of any successor corporation or its parent; (v) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor; or (vi) cancel any Restricted Stock Unit in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change in Control. In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control.

        SECTION 4.    Eligibility.    Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

        SECTION 5.    Options.    Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any or all of the Shares reserved for issuance under Section 3(a) may be issued in respect of Incentive Stock Options.

        The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

        (a)   Option Price.    The exercise price per Share purchasable under any Option will be determined by the Board and will not be less than 100% of the Fair Market Value per Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

        (b)   Option Term.    The term of each Option will be fixed by the Board, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

        (c)   Exercisability.    Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

        (d)   Method of Exercise.    Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, payment of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.

        No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

        (e)   Incentive Stock Option Limitations.    In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

        (f)    Termination of Service.    Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

        (g)   Transferability of Options.    Except as may otherwise be specifically determined by the Board with respect to a particular Option: (i) no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) during the Participant's lifetime, an Option will be exercisable only by the Participant (or, in the event of the Participant's Disability, by his personal representative).

        SECTION 6.    Stock Appreciation Rights.

        (a)   Nature of Award.    Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares covered by such SAR as of the date such SAR is exercised, over (ii) the Fair Market Value of the Shares covered by such SAR as of the date such SAR was granted. Such amount may be paid in either cash and/or Shares, as determined by the Board in its sole and absolute discretion.

        (b)   Terms and Conditions.    The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

          (i)    Term of SAR.    Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.

          (ii)   Exercisability.    SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant.

          (iii)  Method of Exercise.    Subject to terms of the applicable Award Agreement, the exercisability provisions of Section 6(b)(ii) and the termination provisions of Section 7, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.

          (iv)  Termination of Service.    Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.

          (v)   Non-Transferability.    Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant's lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant's Disability, by his personal representative).

        SECTION 7.    Termination of Service.    Unless otherwise specified with respect to a particular Option or SAR in the applicable Award Agreement, Options or SARs granted hereunder will be exercisable after termination of service only to the extent specified in this Section 7.

        (a)   Termination by Reason of Death.    If a Participant's service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

        (b)   Termination by Reason of Disability.    If a Participant's service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

        (c)   Cause.    If a Participant's service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

        (d)   Other Termination.    If a Participant's service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or SAR.

        SECTION 8.    Restricted Stock.

        (a)   Issuance.    Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

        (b)   Certificates.    A share certificate will be issued in connection with each Award of Restricted Stock. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement or by applicable law:

    THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE DESTINATION MATERNITY CORPORATION 2005 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN [THE PARTICIPANT] AND DESTINATION MATERNITY CORPORATION COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF DESTINATION MATERNITY CORPORATION AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

        (c)   Restrictions and Conditions.    The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

          (i)    During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

          (ii)   Except as provided in this paragraph (ii) or the applicable Award Agreement, once the Participant has been issued a certificate or certificates for Restricted Stock, the Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

          (iii)  Subject to the provisions of the applicable Award Agreement, if a Participant's service with the Company and it Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant's Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

          (iv)  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), the certificates for such Shares will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be delivered to the Participant, the Participant's representative (if the Participant has suffered a Disability), or the Participant's estate or heir (if the Participant has died).

        SECTION 9.    Restricted Stock Units.    Subject to the other terms of the Plan, the Board may grant Restricted Stock Units to eligible individuals and may impose conditions on such units as it may deem appropriate. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Board and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

        SECTION 10.    Performance Awards.

        (a)   Performance Awards Generally.    The Board may grant Performance Awards in accordance with this Section 10. Performance Awards may be denominated as a number of Shares, or specified number of other Awards (or a combination thereof) which may be earned upon achievement or satisfaction of performance conditions specified by the Board. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such performance conditions as may be specified by the Board. Subject to Section 10(b), the Board may use such business criteria or other measures of performance as it may deem appropriate in establishing the relevant performance conditions and may, in its discretion, adjust such criteria from time to time.

        (b)   Qualified Performance-Based Compensation Under Section 162(m).    Performance Awards intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code will be granted by the Committee and will be subject to the terms of this Section 10(b).

          (i)    Specified Business Criteria.    The grant, vesting and/or settlement of a Performance Award subject to this Section 10(b) will be contingent upon achievement of one or more of the following business criteria (subject to adjustment in accordance with Section 10(b)(ii), below):

            (A)  the attainment of certain target levels of, or a specified percentage increase in: revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, earning per share, after-tax or pre-tax profits, operational cash flow, return on capital employed or returned on invested capital, after-tax or pre-tax return on stockholders' equity, the price of the Company's common stock or a combination of the foregoing;

            (B)  the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, the Company's bank debt or other public or private debt or financial obligations;

            (C)  the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expenses or costs or other expenses or costs; and/or

            (D)  any other objective business criteria that would not cause an Award to fail to constitute "qualified performance-based compensation" under Section 162(m) of the Code.

  Performance goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Affiliates, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The performance goals for a particular performance period need not be the same for all Participants.

          (ii)    Adjustments to Performance Goals.    The Committee may provide, at the time performance goals are established in accordance with Section 10(b)(i), that adjustments will be made to those performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) extraordinary, unusual or infrequently occurring events reported in the Company's public filings, (E) restructuring activities reported in the Company's public filings, (F) investments, dispositions or acquisitions, (G) loss from the disposal of certain assets, (H) gain or loss from the early extinguishment, redemption, or repurchase of debt, (I) cash or non-cash charges related to store closing expenses, (J) changes in accounting principles, or (K) any other item, event or circumstance that would not cause an Award to fail to constitute "qualified performance-based compensation" under Section 162(m) of the Code. An adjustment described in this Section 10(b)(ii) may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the performance goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time performance objectives are established. In addition, adjustments will be made as necessary to any performance criteria related to the Company's stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company's stock.

        (c)    Other Terms of Performance Awards.    The Board may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.

        SECTION 11.    Amendments and Termination.    The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant's consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company's stockholders in a manner consistent with Treas. Reg. § 1.422-3, would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

        SECTION 12.    General Provisions.

        (a)   The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

        (b)   All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (c)   Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

        (d)   Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.

        (e)   No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        SECTION 13.    Effective Date of Plan.    Subject to the approval of the Plan by the Company's stockholders within 12 months of the Plan's adoption by the Board, the Plan will become effective on the date that it is adopted by the Board.

        SECTION 14.    Term of Plan.    The Plan will continue in effect until terminated in accordance with Section 11; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of stockholder approval of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

        SECTION 15.    Invalid Provisions.    In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

        SECTION 16.    Governing Law.    The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

        SECTION 17.    Board Action.    Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

          (a)   the Company's Certificate of Incorporation (as the same may be amended and/or restated from time to time);

          (b)   the Company's Bylaws (as the same may be amended and/or restated from time to time); and

          (c)   any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

        SECTION 18.    Notices.    Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company's personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

DESTINATION MATERNITY CORPORATION C/O STOCKTRANS, INC. 44 WEST LANCASTER AVENUE ARDMORE, PA 19003

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Destination Maternity Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Destination Maternity Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

DSTNM1	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DESTINATION MATERNITY CORPORATION		For	Withhold	For All
		All	All	Except
Vote on Directors

1.	Election of Directors for a three-year term expiring at the 2012 Annual Meeting.	☐	☐	☐

Nominees:

01) Arnaud Ajdler
02) Anne T. Kavanagh
03) William A. Schwartz, Jr.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals		For	Against	Abstain

2.	Approval of Amendment of the Company’s 2005 Equity Incentive Plan.	☐	☐	☐

3.	Ratification of appointment of KPMG LLP as independent registered public accountants for the Company for the fiscal year ending September 30, 2009.	☐	☐	☐

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR(S) ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://materials.proxyvote.com/25065D

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DSTNM2

DESTINATION MATERNITY CORPORATION

Proxy Solicited On Behalf Of The Board Of Directors

The stockholder signing this proxy, revoking all previous proxies, hereby appoints Edward M. Krell and Rebecca C. Matthias, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on January 23, 2009, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, “FOR” THE APPROVAL OF AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN AND “FOR” RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE STOCKHOLDER SIGNING THIS PROXY HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Please date and sign your Proxy on the reverse side and return it promptly.

QuickLinks

PROXY STATEMENT
Table of Contents
VOTING
CORPORATE GOVERNANCE Committees and Meetings of the Board of Directors
Corporate Governance Principles
Code of Business Conduct and Ethics
Nominations of Directors by Stockholders
Compensation of Directors
Stockholder Communications
Compensation Committee Interlocks and Insider Participation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Section 16(a) Beneficial Ownership Reporting Compliance
COMPENSATION DISCUSSION AND ANALYSIS
REPORTS OF COMMITTEES OF THE BOARD OF DIRECTORS Report of the Compensation Committee
Report of the Audit Committee
EXECUTIVE COMPENSATION
PROPOSALS FOR CONSIDERATION BY THE STOCKHOLDERS ELECTION OF DIRECTORS (PROPOSAL 1)
Nominees for Election to the Board of Directors For a Three-Year Term Expiring at the 2012 Annual Meeting
Members of the Board of Directors Continuing in Office Term Expiring at the 2010 Annual Meeting
Members of the Board of Directors Continuing in Office Term Expiring at the 2011 Annual Meeting
APPROVAL OF AMENDMENT OF THE COMPANY'S 2005 EQUITY INCENTIVE PLAN (PROPOSAL 2)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (PROPOSAL 3)
ADDITIONAL INFORMATION Other Business
Annual Report
Stockholder Proposals
  Appendix A
DESTINATION MATERNITY CORPORATION AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN